Exhibit (h)(i)

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TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Transfer Agency And Shareholder Services Agreement is made as of November 12, 2020 (“Effective Date”) by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), and each investment company listed on the signature page to this Agreement (each, an “Investment Company”; collectively, the “Investment Companies”) and each Portfolio of each such Investment Company contained on Schedule B. Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains an index of defined terms providing the location of all defined terms). The term “Agreement” shall mean this Transfer Agency And Shareholder Services Agreement as constituted on the Effective Date, and thereafter as it may be amended from time to time as provided for herein. All references to “Schedule B” herein mean Schedule B attached hereto as constituted on the Effective Date, and thereafter as it may be amended from time to time (deemed or in writing) pursuant to Section 16 or 19(l).

Background

Each Investment Company is registered as an open-end management investment company under the 1940 Act and wishes to retain BNYM to serve as its transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, or, if applicable, to serve as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for each of its Portfolios contained on Schedule B, and BNYM wishes to furnish such services. The term “Fund” as used hereinafter in this Agreement means, as applicable, a particular Investment Company, if no Portfolios of the particular Investment Company are contained on Schedule B, or a particular Investment Company and each Portfolio of such Investment Company contained on Schedule B, where an Investment Company has such Portfolios, all and each considered in its individual and separate capacity.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Fund and BNYM, intending to be legally bound, hereby agree to the statements made in the preceding paragraphs and as follows:

1.               Appointment.

(a)             The Fund hereby appoints BNYM to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and BNYM accepts such appointments and agrees in connection with such appointments to furnish the services expressly set forth in Section 3. BNYM shall be under no duty to provide any service to or on behalf of the Fund except as specifically set forth in Section 3 or as BNYM and the Fund may specifically agree in a written amendment hereto. BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third-party service providers engaged by the Fund or by any other third-party service provider not engaged by BNYM. The Fund will provide such information and documentation as BNYM may reasonably request in connection with services provided by BNYM to the Fund.

(b)             (1)      The Fund shall restrict Fund shareholder accounts to Direct Accounts (as defined immediately below), broker-controlled accounts processed through the Network Level 3 of the network processing of the NSCC (“NT3 Accounts”) and trust network accounts processed through Network Level 0 of the NSCC (“Trust Network Accounts”). Direct Accounts, NT3 Accounts and Trust Network Accounts are collectively referred to as “Permitted Accounts”. BNYM shall have the authority to decline to register and to reject the opening of any type of Fund shareholder account that is not a Permitted Account. In the event an account other than a Permitted Account is opened the Fund agrees to cause its distributor to take

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all necessary actions to assume control of the account and include it as a subaccount within a Permitted Account of the distributor. “Direct Accounts” means an account established by, maintained for and registered to a financial intermediary.

(2)       BNYM shall not be obligated to establish, maintain or register any shareholder account other than a Permitted Account and shall be obligated to establish a Direct Account only if (ii) BNYM has the ability to establish and service the Direct Account without modification of its systems or procedures, and (iii) it receives Written Instructions regarding the establishment and servicing of the Direct Account in sufficient and reasonable detail.

2.               Records. Data pertaining to the Fund which the Fund is obligated to keep as its books and records pursuant to Section 31(a) of the 1940 Act and which is held in the BNYM System due to the services performed hereunder by BNYM pursuant to Section 3 (“Fund Data”) shall be the property of the Fund. Upon the reasonable request of the Fund, BNYM shall provide Authorized Persons with (i) access to Fund Data at BNYM’s facilities during BNYM’s normal business hours, and (ii) printed output of the Fund Data or copies thereof, at the Fund’s reasonable expense or as otherwise disclosed in the Fee Agreement.

3.               Services. Commencing on the Services Effective Date, BNYM shall provide the services described in Sections 3(a) through 3(c) below in accordance with their terms.

(a)             General Services:

(1)             Services to be provided on an ongoing basis to the extent applicable to a particular Fund:

(i)	Accept, effect and post Share purchases, redemptions, exchanges and transfers;

(ii)	Review new share ownership, account applications and new account set up requests, and if not in good order, correspond to a commercially reasonable extent with submitting persons to complete or correct information;

(iii)	Establish shareholder registrations for shares and shareholder accounts and accept, effect and post changes to such shareholder registrations;

(iv)	Direct payment processing of checks and wire transfers;

(v)	Provide financial intermediaries with toll free telephone access to financial intermediaries staff for telephone assistance;

(vi)	As reasonably requested by the Fund: provide periodic shareholder lists and statistics to the Fund in standard BNYM System reports and certify shareholder lists;

(vii)	Provide industry-appropriate detailed data for underwriter/broker confirmations;

(viii)	Notify on a timely basis the Fund’s investment adviser, accounting agent, and custodian (“Fund Custodian”) of Share activity;

(ix)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

(x)	Remediation Services, as required; and

(xi)	Perform certain administrative and ministerial duties relating to opening and maintaining

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accounts and processing transactions for shareholders or financial intermediaries that report transactions to the Funds through the NSCC.

(2)             Purchase of Shares. BNYM shall issue and credit an account of an investor, in the manner described in the Fund’s prospectus, once it receives:

(i)	A purchase order in completed proper form;

(ii)	Proper information to establish a shareholder account; and

(iii)	Confirmation of receipt or crediting of funds for such order to the Fund Custodian.

(3)             Redemption of Shares. BNYM shall process instructions to redeem or transfer Shares in accordance with the following:

(i)	All instructions given to BNYM regarding the transfer of Shares, the redemption of Shares or the disposition of redemption proceeds must conform to the Fund’s prospectus, be accompanied by such documents as BNYM reasonably determines to be appropriate to the particular transaction and to the extent the Shares are certificated the Shares must be tendered in proper form.

(ii)	BNYM is authorized to delay or reject a transfer or redemption of Shares until it determines that the endorsement on the instructions is valid and genuine, that the requested transfer or redemption is legally authorized and otherwise complies with all applicable requirements in the Written Procedures, and that there is no basis to any adverse claims that may have been made regarding the Shares or the particular transfer or redemption, and BNYM shall incur no liability for reasonably delaying or rejecting transfers or redemptions in accordance with the Written Procedures.

(iii)	When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)	BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies as are received from the Fund Custodian, all in accordance with the Written Procedures.

(v)	BNYM shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4)	Dividends and Distributions.

(A)           Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash.

(B)            BNYM shall issue Shares or pay dividends or distributions as provided for in Section 3(a)(4)(A), and pay proceeds of Share redemption transactions as provided for in Section 3(a)(3), after it deducts and withholds all amounts it reasonably determines to be appropriate under any applicable tax

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laws, rules or regulations or other laws, rules or regulations.

(C)            Notwithstanding any other provision of this Section 3(a)(4) or this Agreement, and for clarification: (i) BNYM’s exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund (“19(a) Statement”) shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the text which is to be printed on the 19(a) Statement, to print such text on appropriate paper stock and to mail such document to shareholders, and (ii) BNYM’s sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by a 19(a) Statement shall be to perform only the conduct expressly directed by Sections 3(a)(4)(A) through (C) and shall expressly exclude any duty associated with any determination of the appropriateness of, or the drafting or other preparation of the text to be printed on, a 19(a) Statement.

(5)	Records.

(A)           BNYM shall maintain records of the accounts for each shareholder showing the following information to the extent received by BNYM:

(i)	Name, address and United States Tax Identification or Social Security number;
(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;
(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder’s account;
(iv)	Any stop or restraining order placed against a shareholder’s account;
(v)	Any correspondence relating to the current maintenance of a shareholder’s account; and
(vi)	Information with respect to tax withholdings.

(B)            BNYM shall maintain the records required by Section 31(a) of the 1940 Act to be kept by the Fund with respect to the Services performed hereunder by BNYM on behalf of the Fund, and shall keep such other records in connection with performing the Services as may be specified in the Written Procedures.

(6)             Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, BNYM will notify the Fund and the Fund will on a timely basis issue instructions authorizing or denying such inspection access. Absent authorizing instructions from the Fund or legal process compelling access, BNYM will deny access to Fund stock records upon such a request. Unless BNYM has acted contrary to the Fund’s instructions, other than when such contrary action occurs pursuant to legal process, the Fund agrees to and does hereby release and indemnify BNYM in accordance with Section 12 from any liability for refusal of permission for a particular shareholder to inspect the Fund’s records.

(7)             Legal Process Item. In the event (i) BNYM directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) the Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to BNYM, or (iii) the Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to BNYM, BNYM will act in accordance with the applicable Written Instructions or Written Procedures in effect between the Fund and BNYM. “Legal Process Item” means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at BNYM or the Fund requiring that a particular action or actions be taken with respect to a current or former shareholder of a Fund or a Fund account of such a shareholder. BNYM may in its reasonable discretion seek to limit or

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reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

(b)            Anti-Money Laundering Program Services. BNYM will perform one or more of the services described in subsections (1) and (2) of this Section 3(b) if requested by the Fund and the Fund agrees to pay the fees applicable to the service as set forth in the Fee Agreement (“AML Services”).

(1)             U.S. Government List Matching Services.

(A)           BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement (“Fund List Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:

(i)	data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund (“OFAC Lists”);

(ii)	data promulgated in connection with the published Financial Action Task Force lists (“FATF Lists”);

(iii)	data promulgated in connection with determinations by the Director (the “Director”) of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and

(iv)	data promulgated in connection with any other lists, programs or determinations (A) which BNYM determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNYM and the Fund agree in writing to add to the service described in this Section 3(b)(1).

(B)            In the event that following a comparison of Fund List Data to a U.S. Government List as described in subsection (A) BNYM determines that any Fund List Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)	if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)	if a match to the FATF Lists or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

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(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C)            “Appropriate List Matching Data” means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYM in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(1), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(1).

(D)           BNYM may fulfill its obligations under this Section 3(b)(1) by utilizing commercially available lists that contain the data promulgated as the U.S. Government Lists, whether such lists consist of data exclusive to one U.S. Government List or of data representing a combination of several watch lists, including several U.S. Government Lists.

(2)              Legal Process SAR Referral. Upon the conclusion of the legal process service described in Section 3(a)(7), BNYM will review the Legal Process Item and other pertinent account records to determine whether such information reasonably indicates “suspicious activity” has occurred, and if it determines suspicious activity has occurred deliver a suspicious activity referral to the Fund.

(3)             BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund’s cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(4)             For purposes of clarification: All Written Procedures relating to the services performed by BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(5)             Notwithstanding any other term of this Section 3(b), application of specific AML Services to particular applying persons, accounts and account owners shall occur in accordance with BNYM’s Written Procedures. Without limiting the generality of the foregoing, BNYM will have no obligation to provide AML Services with respect to shareholder accounts opened by financial intermediaries on behalf of their customers, or with respect to the owners of such accounts, whether opened through public or private electronic communication channels with BNYM, Internet portals or applications hosted by BNYM, the NSCC or otherwise, unless expressly provided for in the Written Procedures.

(6)             The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time (“Fund AML Laws”), for complying with the Fund AML Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund AML Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNYM makes no representations with respect to such matters. Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the Fund. The services provided pursuant to this Section 3(b) may be changed at

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any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund AML Laws and the description of services contained in Section 3(b) shall be deemed revised accordingly without written amendment pursuant to Section 16(a). BNYM shall provide to the Fund for its review notice of the nature or content of any such changes that BNYM reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 3(b)(6).

(c)             Access To And Use Of The BNYM System. The terms of Schedule C to this Agreement shall apply to the Fund’s access to and use of any component of the BNYM System (as defined in Schedule C). BNYM shall provide the Fund with access to and use of those components of the BNYM System for which the Fund pays a fee in accordance with the Fee Agreement or with respect to which the Fee Agreement indicates the fee is included in the Account Fees (as such term is used in the Fee Agreement).

(d)            Transition Services. Commencing on the Effective Date, BNYM shall in consultation with the Fund and with the service provider providing transfer agency services to the Fund on the Effective Date (“Current Service Provider”) develop and implement a plan providing for the transfer of transfer agency files and related materials from the Current Service Provider to BNYM (“Transition Plan”). The Fund shall cooperate, and to the extent practicable shall cause its Current Service Provider to cooperate, with BNYM to implement the Transition Plan, including without limitation by providing personnel and other resources reasonably required by the Transition Plan and by performing the tasks described for, as applicable, the Fund and/or the Current Service Provider in the Transition Plan. The obligations in this Section 1(b) shall terminate on the Services Effective Date.

4.	Confidentiality.

(a)             Each party shall implement procedures reasonably designed to keep the Confidential Information (as defined immediately below) of the other party in confidence and to allow use and disclosure of and access to Confidential Information solely in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party.

(b)             Subject to the exceptions, qualifications and other terms of subsections (c) and (d) below, “Confidential Information” means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or BNYM a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols; and (E) anything designated as confidential, and (iii) to any extent not included

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within clause (i) or clause (ii) above, with respect to BNYM, the Proprietary Items (as defined in Schedule C), any information within the BNYM System accessed by the Fund that is not Company Data (as defined in Schedule C) or any information provided by BNYM from within the BNYM System that is not Company Data.

(c)             Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already rightfully known to the receiving party (without restriction on disclosure) at the time it is obtained, as evidenced by written records kept in the ordinary course of business of, or by proof of actual use by, the receiving party.
(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;
(iii)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;
(iv)	is released by the protected party to a third party without restriction; or
(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d)             Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i)	in connection with activities contemplated by this Agreement and the support of those activities;

(ii)	is required to be disclosed, but only to the extent required, by court order, or pursuant to applicable law, regulation or self-regulatory organization rules, provided that the receiving party notifies the disclosing party so that the disclosing party may have a reasonable opportunity to obtain a protective order or other form of protection against disclosure, unless such notification is prohibited or restricted by court order or applicable law, regulation or self-regulatory organization rules,.

(iii)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

(e)             Subject to the exceptions in (d), each party agrees not to publicly disseminate, broadcast or release Confidential Information of the other party or mutual Confidential Information even if such action otherwise could be construed to be permitted by other provisions of this Section 4.

(f)              It shall be presumed that any Confidential Information in the receiving party’s possession is not within any of the exceptions above, and the burden is upon the receiving party to prove otherwise by records and documentation.

(g)	The provisions of this Section 4 shall survive termination of this Agreement.

4A.             Customer and Employee Information.

(a)             Customer and Employee Information. As between the Fund and BNYM, Customer and Employee Information (as defined below) is and will remain the sole and exclusive property of the Fund and, as applicable, its third-party institutional investment advisors (“Investment Advisors”) and third-party plan administrators (“Plan Administrators”). “Customer and Employee Information” means all disclosed data information however collected or received, including without limitation, through “cookies,” Web bugs or non-electronic means pertaining to or identifiable to the Fund’s shareholders or prospective

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shareholders, Investment Advisors, and Plan Administrators or to any employees of the Fund or its Business Units (collectively, “Fund Customers and Employees”), including without limitation: (a) name, address, email address, passwords, account numbers, personal financial information, personal preferences; demographic data; marketing data; data about securities transactions; portfolio holdings of any registered investment company for which the Fund serves as investment adviser; credit data; or any other identification data; (b) any information that reflects use of or interactions with a Fund Service (as defined below), including its Web sites, including but not limited to, information concerning computer search paths, any profiles created or general usage data; (c) any data otherwise submitted in the process of registering for a Fund Service, including its Web sites and any data submitted during the course of using a Fund Service, including its Web sites; or (d) any data or information relating to an employee’s compensation, benefits, employment history, performance, and other personally identifiable employee information. For the avoidance of doubt, Customer and Employee Information shall include all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act (15 United States Code § 6801 et seq.). “Fund Service” means any service, including without limitation, any financial, banking, or brokerage service, that the Fund makes available to its customers, prospects and/or users through Web sites, desktops, email, wireless devices, or from any other communications channel or other medium developed, owned, licensed, operated, hosted, or otherwise controlled by or on behalf of the Fund, its parent or their respective affiliates, subsidiaries, franchisees, or joint ventures. This Agreement shall not be construed as granting any ownership rights in BNYM to Customer and Employee Information. Notwithstanding any other provision of this Agreement, the Fund represents and warrants that it will not furnish non-public personal information to BNYM at any time in connection with this Agreement.

(b)             Treatment of Customer and Employee Information. Without limiting any other provision of this Agreement, and in particular the confidentiality provisions of Section 4 (Confidentiality), during the term of the Agreement and thereafter in perpetuity, BNYM will not gather, store, log, archive, use or otherwise retain any Customer and Employee Information in any manner and will not disclose, distribute, sell, share, rent or otherwise transfer any Customer and Employee Information to any third party, except as expressly provided in this Agreement or as BNYM may be expressly directed in advance in writing by the Fund. BNYM agrees that BNYM will use Customer and Employee Information only in compliance with: (a) this Agreement; and (b) all laws applicable to BNYM (including but not limited to laws related to spamming, privacy, and consumer protection). BNYM agrees not use any portfolio holdings information of the Fund to make any investment decision relating to the Fund or any other securities transaction.

(c)             Retention of Customer and Employee Information. Subject to the further provisions of this Section 4A(c), BNYM will not retain any Customer and Employee Information that is not Current Qualifying Confidential Information for any period longer than necessary for BNYM to fulfill its obligations under this Agreement. As soon as BNYM no longer needs to retain Customer and Employee Information that is not Current Qualifying Confidential Information in order to perform its duties under this Agreement, BNYM will return or destroy or erase all originals and copies of such Customer and Employee Information in accordance to its retention policies. Any Customer and Employee Information that is not Current Qualifying Confidential Information retained by BNYM after it is no longer needed for BNYM to perform its duties under this Agreement or retained by BNYM beyond expiration or termination of this Agreement shall continue to be subject to BNYM’s obligations with respect to Customer and Employee Information under this Agreement.

(d)             Compelled Disclosures. To the extent required by applicable law or by lawful order or requirement of a court or governmental authority having competent jurisdiction over the party receiving Confidential Information (“Receiving Party”), the Receiving Party may disclose Confidential Information, including Customer and Employee Information, in accordance with such law or order or requirement, subject to the following conditions: As soon as reasonably possible after becoming aware of such law, order or requirement and prior to disclosing Confidential Information, including Customer and Employee Information, if applicable, pursuant thereto, the Receiving Party will so notify the party that disclosed the

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Confidential Information (“Disclosing Party”) in writing and, if reasonably possible, the Receiving Party will provide the Disclosing Party notice not less than five (5) business days prior to the required disclosure. The Receiving Party will use reasonable efforts not to release Confidential Information, including Customer and Employee Information, pending the outcome of any measures taken by the Disclosing Party to contest, otherwise oppose or seek to limit such disclosure by the Receiving Party and any subsequent disclosure or use of Confidential Information, including Customer and Employee Information, that may result from such disclosure. The Receiving Party will at the Disclosing Party’s expense, unless the compelled disclosure is due to a breach of this Agreement by the Receiving Party in which case at the Receiving Party’s expense, cooperate with and provide assistance to the Disclosing Party regarding such measures. Notwithstanding any such compelled disclosure by the Receiving Party, such compelled disclosure will not otherwise affect the Receiving Party’s obligations hereunder with respect to Confidential Information, including Customer and Employee Information, so disclosed.

(e)             Destruction of Confidential Information. If in connection with a termination of the Agreement the Fund requests in writing prior to the date of termination the destruction of Qualifying Confidential Information (as defined immediately below), or if during the term of the Agreement the Fund requests the destruction of Current Qualifying Confidential Information, and in either case the information is not required to perform any Deconversion Services, BNYM will within a reasonable period following the termination or request, whichever is later, destroy the Current Qualifying Confidential Information or destroy the Qualifying Confidential Information, as applicable. For purposes of this Agreement:

(i)	“Current Qualifying Confidential Information” means Qualifying Confidential Information that BNYM determines in its sole discretion reasonably exercised does not need to be retained by BNYM to perform an obligation under this Agreement at the present or in the future.

(ii)	“Qualifying Confidential Information” means Company Confidential Information that BNYM determines in its sole discretion reasonably exercised does not need to be retained by BNYM (A) pursuant to its document retention policies, applicable law or governmental or regulatory orders, rules, regulations or guidelines, or internal or external audit requirements, (B) to document its performance of the Agreement, (C) to support its defense of a claim relating to the Agreement that has been or may be asserted against it, or (D) to support its assertion of a claim relating to the Agreement that it has or may have.

(f)              Solicitation of Fund Customers and Employees. During the term of the Agreement and thereafter in perpetuity, BNYM agrees not to use the Customer and Employee Information, whether directly or indirectly, (i) to target or solicit Fund Customers and Employees or those of its parent and their subsidiaries, franchisees, affiliates and joint ventures, as such, on behalf of itself or any third party, including but not limited to, on behalf of entities that provide brokerage, banking, or financial services in direct competition with the Fund or (ii) to injure the business of the Fund. BNYM agrees that it will not use or sell to others lists containing Fund Customer and Employee Information. Nothing contained herein shall preclude BNYM from providing services to any Fund shareholder or employee who independently contacts BNYM, who is responding to a general solicitation of BNYM, or is contacted by BNYM based on information independently derived by BNYM.

(g)             Non-Exclusive Equitable Remedy. The Fund and BNYM each acknowledges and agrees that due to the unique nature of Confidential Information, including Customer and Employee Information, there may be no adequate remedy at law for any breach of its obligations hereunder, that any such breach or threatened breach may among other things allow a party or third parties to unfairly compete with the other party resulting in irreparable harm to such party, and therefore, that upon any such breach or any threat thereof, each party will be entitled to appropriate equitable and injunctive relief from a court of competent jurisdiction without the necessity of proving actual loss, in addition to whatever remedies either of them might have at law or equity.

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(h)             Breach. Any breach of Section 4 (Confidentiality) or Section 4A (Customer and Employee Information) that constitutes a material breach of this Agreement and cannot be cured shall be grounds for immediate termination of this Agreement in the exclusive discretion of the non-breaching Party

5.               Privacy and Information Security. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall implement procedures reasonably designed to limit disclosure of the non-public personal information of shareholders and former shareholders of the Fund obtained under this Agreement to disclosures appropriate to carrying out the activities contemplated by this Agreement or as otherwise agreed in writing or permitted by law or regulation. In addition, BNYM shall comply with the provisions of Schedule E (Information Security Requirements) attached hereto. In addition to the foregoing, BNYM agrees to implement procedures reasonably designed to protect “personal information”, as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth (“Massachusetts Privacy Regulation”), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations.

6.               Cooperation with Accountants. BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM’s performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7.               Ownership Rights. Ownership rights with respect to property utilized in connection with the parties’ use of the BNYM System shall be governed by applicable provisions of Schedule C.

8.               Disaster Recovery and Business Continuity. BNYM shall comply with the provisions of Schedule F (Disaster Recovery and Business Continuity Requirements) attached hereto.

9.               Compensation.

(a)             As compensation for services rendered by BNYM during the term of this Agreement, the Fund will pay to BNYM such fees and charges (the “Fees”) as may be agreed to from time to time and set forth in writing by the Fund and BNYM (the “Fee Agreement”). In addition, as mutually agreed upon by BNYM and the Fund, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYM in the performance of its duties hereunder (“Reimbursable Expenses”).

(b)             BNYM may establish demand deposit accounts or other accounts in its own name for the benefit of the Fund at third party financial institutions (“Third Party Institution”), including without limitation Third Party Institutions that may be an affiliate of BNYM (“Affiliated Third Party Institutions”) or a client of BNYM, for the purpose of administering funds received by BNYM in the course of performing its services hereunder (“Service Accounts”). BNYM may establish Service Accounts primarily or exclusively with Affiliated Third Party Institutions and retain funds primarily or exclusively in the Service Accounts at Affiliated Third Party Institutions. BNYM and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts due to the availability of the funds for use by the Affiliated Third Party Institutions in their business operations and BNYM takes that possibility of deriving benefit from such funds into consideration when determining the Fees and other terms set forth in the Fee Agreement. As of the Effective Date, BNYM does not currently receive any balance credits, interest income, dividend income or other money or money-equivalent benefits (“Monetary Benefits”) with respect to Service Accounts, but reserves the right to retain any Monetary Benefits related to Service Accounts that may accrue to it or be paid to it in the future as well as the right to transfer amounts between Service Accounts for cash administration purposes.

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(c)             In connection with BNYM’s performance of transfer agency services, the Fund acknowledges and agrees that:

(i)	BNYM in its role as transfer agent may be notified of a Fund payment obligation that BNYM as transfer agent is expected to satisfy, such as a same-day settlement obligation with the NSCC, by forwarding payment to the NSCC or other obligee but the amount required to satisfy the particular payment obligation of the Fund may exceed the amount of funds then available for transfer in the relevant Service Accounts (such excess amount if transferred by BNYM being hereinafter referred to as an “Overdraft Amount”);

(ii)	BNYM is not obligated to transfer any funds representing Overdraft Amounts and may in its sole discretion decline without liability hereunder to transfer funds representing Overdraft Amounts;

(iii)	Notwithstanding the absence of an obligation to do so, BNYM may elect to transfer funds representing Overdraft Amounts (from sources other than the Service Accounts) as a courtesy to a Fund and to maintain BNYM’s good standing with the NSCC and other participants in the financial services industry and that by electing to transfer funds representing Overdraft Amounts BNYM does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(c) or assume the obligation it has expressly disclaimed in clause (ii) above and BNYM may at any time in its sole discretion and without prior notice decline to continue to make such transfers; and

(iv)	The Fund is at all times obligated to pay to BNYM an amount of money equal to the Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid by the Fund, together with such accrued interest, at one-hundred (100) basis points above the Federal Funds rate, as may be charged by BNY Mellon Bank, promptly upon demand by BNYM or BNY Mellon Bank.

(d)             The undersigned hereby represents and warrants to BNYM that (i) the terms of this Agreement, including in particular Section 11(a)(1)(C), (ii) the fees and expenses associated with this Agreement, and

(iii) any benefits accruing to BNYM or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up-front payments, signing payments or periodic payments made or to be made by BNYM to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board to the extent required by applicable law, and that, if required by applicable law, such Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(e)             No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM’s right to receive payment of its fees and charges for services actually performed hereunder, and the Fund’s obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(f)              Provisions of this Agreement providing for BNYM to receive commercially reasonable compensation or fees and reimbursement of expenses from the Fund for services or a course of conduct it might perform supplemental to the services expressly provided for herein or in circumstances outside the ordinary course of business shall not be diminished to any degree solely due to such compensation, fees and reimbursable expenses not being expressly provided for in the Fee Agreement.

(g)             In the event the Fund or any class, tier or other subdivision of the Fund is liquidated, ceases operations, dissolves or otherwise winds down operations (“Dissolution Event”) or effects a final

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distribution to shareholders (a “Final Distribution”), the Fund shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM in connection with the Dissolution Event or Final Distribution, whether provided pursuant to a specific request of the Fund or provided by BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for Fund (“Final Expenses”). The Fund shall (i) as promptly as practicable or allowable under applicable law notify BNYM of actions taken by its Board with respect to any Dissolution Event or Final Distribution or any significant aspect of a Dissolution Event or Final Distribution, and furnish BNYM with copies of any materials filed with the SEC or other applicable regulatory authority or distributed to shareholders with respect to a Dissolution Event or Final Distribution, (ii) calculate, set aside, reserve and withhold from the Final Distribution or from any distribution subsequent to Board approval of the Dissolution Event or Final Distribution all amounts necessary to pay the Final Expenses and notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or make other accommodations to ensure timely payment of Final Expenses as they come due.

10.	Instructions.

(a)             BNYM will engage in conduct when so directed by a Written Instruction or an Implementing Communication if the Written Instruction or an Implementing Communication, as appropriate, complies with applicable requirements set forth in this Section 10.

(i)	Written Instructions. Notwithstanding any other provision of this Agreement: (A) unless the terms of this Agreement, Written Procedures or other written agreement between the Fund and BNYM expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, whether the course of conduct is proposed by or otherwise originates with BNYM or is directed by the Fund in a Fund Communication, require the Fund to provide it with Written Instructions with respect to the particular conduct, and (B) BNYM may also require Written Instructions with respect to conduct specified in a Fund Communication if it reasonably determines that the Agreement, Written Procedures or other written agreement between the Fund and BNYM provides for the Fund to furnish a Written Instruction in connection with the specified conduct.

(ii)	Implementing Communications. “Implementing Communication” means Fund Communications that are not a Written Instruction and that BNYM has determined in accordance with clause (i) above are not required in whole or in part to be the subject of a Written Instruction.

(b)             (1) Subject to the right of BNYM to require in accordance with Section 10(a)(i) that conduct directed by a Fund Communication be provided in a Written Instruction, BNYM reserves the right to decline to act in accordance with a Fund Communication:

(i)	for a Bona Fide Reason; or

(ii)	if the Fund Communication (or contents thereof) does not constitute in all material respects, in the sole judgment of BNYM exercised reasonably, a “Standard Instruction”, which is hereby defined to mean:

(A)	an instruction received by BNYM directing a course of conduct substantially similar in all material respects to a course of conduct provided for in a Written Procedure, or

(B)	if a Written Procedure provides for a particular form of instruction to be used in connection

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with a matter (a “Standard Form”), an instruction received by BNYM (I) on the specified Standard Form which responds appropriately to all requirements of the specified Standard Form, or (II) in a format other than the specified Standard Form but conforming in all material respects to, and responding appropriately to all requirements of, the specified Standard Form in BNYM’s sole judgment exercised reasonably.

(2)       In the event BNYM determines it cannot act in accordance with a Fund Communication, it will notify the Fund promptly after such determination and provide the reasoning for its determination.

(c)             Notwithstanding the right reserved by BNYM in Section 10(b) to decline to engage in conduct directed by a Fund Communication that is not a Standard Instruction (such instruction being a “Non- Standard Instruction”):

(i)	BNYM will in good faith consider implementing a Non-Standard Instruction if:

(A)	BNYM in its sole judgment exercised reasonably determines sufficient time exists under the circumstances to evaluate fully and implement the requested conduct; and
(B)	the Fund makes its request in writing (including via e-mail) to a Customer Service Officer and provides all written materials, including descriptions and responses to questions, that in the reasonable judgment of BNYM are appropriate to fully evaluate the request.

(ii)	BNYM will attempt to evaluate the request with existing resources on the basis of the written materials but if at any time it determines in its sole judgment exercised reasonably that Research is required to fully evaluate the request or the development, implementation or performance of the Non-Standard Instruction, BNYM will notify the Fund of the Research required by BNYM and resume the evaluation only if (A) the Fund obtains and provides all Research required by BNYM or (B) the Fund authorizes BNYM in writing to obtain the required Research at the Fund’s cost and expense.

(iii)	BNYM may at any time after such a request is made, and before or after the written materials and, if applicable, the Research are furnished in whole or in part, decline without liability or further obligation of any nature hereunder to implement a Non-Standard Instruction:

(A)	for a Bona Fide Reason;
(B)	if it determines in its sole judgment exercised reasonably that there is insufficient time to fully evaluate and implement the requested alternative to the applicable Standard Instruction; or
(C)	if it determines in its sole judgment exercised reasonably and in good faith based on the course of discussions that it and the Fund will be unable to agree in writing to mutually satisfactory terms and conditions governing the Non-Standard Instruction.

(iv)           BNYM will act in accordance with a Non-Standard Instruction solely pursuant to the terms of a mutually agreeable written instrument executed by the Fund and BNYM with respect to the conduct constituting the Non-Standard Instruction (such written instrument is referred to herein as an “Accepted Non-Standard Instruction”). For the avoidance of doubt, such conduct is included within the conduct described in clause (b) of Section 12.

(d)             (1) The Fund shall implement reasonable measures to ensure that Fund Communications received by BNYM are authorized, accurate and complete and shall have sole and exclusive responsibility for the authorization, accuracy and completeness of such Fund Communications. BNYM is not obligated to act, and may refrain from acting, on any “Ineligible Communication”, which is hereby defined to mean a Fund Communication that BNYM in good faith determines:

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(i)	to be vague, ambiguous or incomplete;
(ii)	to contain an error that is not reasonably reconcilable;
(iii)	to have been received too late to be acted upon;
(iv)	to be incapable of being implemented due to a failure to meet applicable specifications or system requirements;
(v)	to be in conflict with a previous or contemporaneous Fund Communication; or
(vi)	to be incapable of being executed in accordance with all applicable performance standards or due to any other defect.

(2) BNYM will as promptly as reasonable in consideration of the subject matter of the Fund Communication notify the Fund in a timely manner of its determination that a Fund Communication is an Ineligible Communication; provided, however, BNYM shall have no duty to inspect for or discover an Ineligible Communication. BNYM may act in reliance on Fund Communications as received by it and shall have no duty to inquire into any matter regarding the Fund Communication, including without limitation the validity, authority, truthfulness, accuracy or genuineness of the Fund Communication, or to verify the identity of an individual giving the Fund Communication; provided, however, BNYM shall be obligated to verify that the name of any person executing a Written Instruction is listed as an Authorized Person. BNYM may assume and rely on the assumption that any Fund Communication is not in any way inconsistent with the provisions of the Fund’s prospectus or organizational documents, this Agreement or any vote, resolution or proceeding of the Fund’s Board or shareholders. BNYM may also rely on and is authorized by the Fund to act in reliance on communications from shareholders of the Fund and from persons reasonably believed to be representatives of shareholders of the Fund with respect to all matters reasonably related to the services provided for herein other than those BNYM determine to be not in good order or which it reasonably rejects on other grounds (“Shareholder Communications”, and together with Fund Communications (excluding Fund Communications identified to the Fund as Ineligible Communications), “Service Communications”). BNYM shall notify the Fund of any such rejections in accordance with Written Procedures.

(e)             In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYM may include in the writing constituting a Standard Instruction, or in a Standard Form, appropriate operational, procedural and functional terms and provisions, provisions appropriate to its agency role, and provisions appropriate in light of or imposed by applicable law or regulations, rules of the DTCC, NSCC or similar service providers or governmental, regulatory or self-regulatory authority, or Industry Standards. In addition, in the absence of provisions in this Agreement that in the sole judgment of BNYM exercised reasonably provide sufficient authority, indemnification, limitations on liability or confidentiality and privacy protections, BNYM may require third parties purportedly authorized to act on behalf of or for the benefit of the Fund in connection activities contemplated by this Agreement, or the Fund, to execute a document containing such terms and conditions as BNYM may reasonably require prior to engaging in any course of conduct with such third parties.

(f)              If BNYM receives Fund Communications that appear on their face to have been transmitted by an authorized agent of the Fund via (i) facsimile, email, or other electronic method that is not secure, or (ii) secure electronic transmission containing applicable authorization codes, passwords or authentication keys, the Fund acknowledges that recipients of such Fund Communications cannot determine the identity of the actual sender and that BNYM may conclusively presume that such Fund Communications have been property authorized.

(g)             While reserving its right under this Section 10 to decline to act in accordance with instructions not constituting Written Instructions, BNYM may agree to act in accordance with Oral Instructions on a particular matter, and, with respect to each acceptance of Oral Instructions, the Fund agrees that it will deliver to BNYM, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral

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Instructions were given, Written Instructions which confirm the course of conduct contained in the Oral Instructions. Under all circumstances and for all purposes of the Agreement: BNYM’s written memorialization of the Oral Instructions shall constitute the Written Instructions applicable to the particular matter; and the validity and authorization of such Written Instructions and of the conduct undertaken by BNYM and BNYM’s right to rely on such Written Instructions shall not be abridged, abrogated or adversely impacted in any manner or under any circumstances.

11.	[Reserved]

12.	Indemnification.

(a)             The Fund agrees to indemnify, defend and hold harmless BNYM and its affiliates, and the respective directors, trustees, officers, agents and employees of each (“BNYM Indemnitees”), from all Loss arising from Claims to the extent arising directly or indirectly from: (i) conduct of the Fund or a Fund contractor, subcontractor or prior or current service provider, provided however this provision shall be limited to third party Claims; (ii) BNYM’s response to legal process from third parties compelling testimony or evidence production in connection with a Claim asserted against the Fund or its agents but not BNYM, (iii) Claims of a third party naming BNYM as a defendant based solely on alleged wrongful acts of the Fund or its agents, (iv) conduct of BNYM as agent of the Fund not involving Liable Conduct in the execution of the conduct, including without limitation conduct required or permitted by the Agreement and conduct taken pursuant to Fund Communications, Written Procedures, Legal Authority, Section 10(h) (Response Failure), or Non-Standard Forms, and (v) a Fund Error or Errant Securities Data. In connection with written third party claims, BNYM shall give written notice to the Fund within ten (10) days of its receipt of the Claim, provided that later notice shall relieve the Fund of its liability and obligations under this Section only to the extent that the Fund is prejudiced by such later notice. With the prior written consent of BNYM and under such conditions as BNYM may reasonably stipulate, the Fund may take sole control of the defense or settlement of the claim. or contains statements BNYM reasonably finds objectionable.

(b)	This Section 12 shall survive the termination of the Agreement.

13.	Duration and Termination.

(a)             This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the fifth (5th) anniversary of the Services Effective Date (the “Initial Term”). Following the Initial Term, this Agreement shall continue in effect and may be terminated by any party upon one hundred twenty (120) days prior written notice.

(b)             If Deconversion Services are requested by the Fund in connection with a termination of the Agreement, BNYM shall make commercially reasonable efforts to perform the requested Deconversion Services as of a date reasonably requested by the Fund not less than 120 days after the request is received by BNYM, subject to BNYM’s existing work and project schedules and the availability of personnel with requisite expertise.

(c)             If a party (BNYM or any Fund) materially breaches this Agreement (a “Defaulting Party”) the other party (on one hand, BNYM; on the other hand, the Funds acting collectively) (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party (BNYM or the Funds collectively) (“Breach Notice”), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party (“Breach Termination Notice”), in which case this Agreement shall terminate on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice, or, if later and applicable, the later of

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the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed.

(d)             In the event Fund’s relationship with BNYM pursuant to this Agreement is identified in writing by any regulatory agency, including self-regulatory organizations, with jurisdiction over Fund to present a risk to Fund or its shareholders that requires correction, Fund shall notify BNYM of such assessment and the parties will meet and confer regarding resolution. If the parties are unable to reach agreement on remediation within ninety (90) days or such lesser time as may be specified by the regulator and the regulator requires the Fund to terminate this Agreement, the Fund may terminate this Agreement on written notice to BNYM without obligation to pay any Early Termination Exercise Price, fee or penalty.

(e)             (1)       In connection with any termination of this Agreement or services by the Fund, whether alone or in conjunction with other Funds, the Fund shall also pay to BNYM the amounts described in clauses (A) and (B) below not later than the “Payment Date”, which is hereby defined to mean (i) the date of termination of the Agreement or service (whether such date is determined by designation of a date in a notice of termination or due to the occurrence of a Constructive Termination), or, (ii) if either of the following, or both, should occur before such termination date, the date that either of the following first occurs: (aa) the date of cessation of a substantial portion of the services provided for in Section 3 of the Agreement, or (bb) the date that performance of significant Deconversion Services is scheduled to commence:

(A)	any Fees and Reimbursable Expenses that may be owed by the Fund pursuant to Section 9(a) for services performed by BNYM pursuant to the Agreement through and including the Payment Date (whether already invoiced, pending invoice or estimated in good faith);

(B)	the amount estimated in good faith by BNYM (“Good Faith Estimate”) for:

(I)	any services to be provided by BNYM following the Payment Date that may relate to a cessation of operations or the winding up of the affairs of the Fund or a termination of the Agreement, including by way of example and not limitation, answering general shareholder inquiries, furnishing historical shareholder account information to authorized parties, providing tax services with respect to transactions occurring before the termination such as the filing of final tax forms, maintaining a Service Account for checks not yet cleared, and compliance with record retention requirements (“Trailing Services”), at the fees set forth in the Fee Agreement or, if applicable fees are not provided for therein, at commercially reasonable rates, and

(II)	the reasonable out-of-pocket expenses expected to be incurred in performing the Trailing Services (“Reimbursable Trailing Expenses”); and

(III)	if BNYM is requested to perform any Deconversion Services (as defined below): (I) fees and charges of BNYM for such Deconversion Services at the rates set forth in the Fee Agreement or, if applicable fees are not provided for therein, fees at commercially reasonable rates, and (II) amounts to reimburse BNYM for any reasonable out-of-pocket expenses reasonably expected to be incurred in performing the Deconversion Services. All of the foregoing fees and expenses shall be separately negotiated and reduced to a writing signed by both parties prior to commencement of the Deconversion Services. “Deconversion Services” means a Deconversion and any and all other measures taken and conduct engaged in by BNYM associated with any transfer or movement of files, records, materials or information or a conversion thereof, including but not limited to the transfer,

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movement or duplication of any files, records, materials or information and any conversion of such from the formats and specifications of the BNYM System to the formats and specifications of a successor service provider or as otherwise specified by the Funds.

(2)             For avoidance of doubt: to the extent BNYM performs any services pursuant to Section 3 or Schedule C of the Agreement subsequent to the Payment Date, the Fund shall pay for such services upon being invoiced for such services in accordance with the terms of the invoice.

(3)	Within 120 days following the Deconversion (or final Deconversion if more than one):

(A)	BNYM shall determine any (i) amounts payable by the Fund for services provided pursuant to Section 3 or Schedule C of the Agreement that have not been paid, (ii) amounts payable by the Fund for Trailing Services, for reimbursement of reasonable out-of-pocket expenses incurred in performing the Trailing Services, for Deconversion Services and for reimbursement of reasonable out-of-pocket expenses incurred in performing the Deconversion Services that have not been paid by the Fund, whether or not included in whole or in part in the Good Faith Estimate, and (iii) amounts paid by the Fund pursuant to Sections 13(e)(1)(B) and 13(e)(2) in excess of amounts actually owed by the Fund to BNYM for the services indicated therein; and

(B)	BNYM shall net the amounts determined in accordance with clause (A) above and notify the Fund whether BNYM owes money to the Fund or the Fund owes money to BNYM and the amount owed; and

(4)             Within seven (7) days of the notification provided for by Section 13(e)(3)(B), BNYM will pay the Fund any amount it owes the Fund and the Fund shall pay BNYM any amount it owes BNYM.

(f)              Termination for Convenience During the Initial Term. The Funds acting collectively and not individually shall have the right to terminate this Agreement, in whole but not in part, on and after the Services Effective Date by (i) giving BNYM written notice that they are terminating this Agreement pursuant to Section 13(f) and that designates a termination date (“Services Termination Date”) not less than 120 days after the date such notice is received by BNYM (“Notification Date”), and (ii) paying to BNYM by the Fedwire Funds Service of the Federal Reserve System: (A) fifty percent (50%) of the Early Termination Exercise Price (as determined pursuant to the table below) prior to the commencement of the Deconversion, and (B) fifty percent (50%) of the Early Termination Exercise Price before the end of business on the Friday that follows the final File Transfer contemplated by the Deconversion Plan. Receipt of the payment referenced in clause (ii)(A) shall be a condition precedent to BNYM’s performance of a Deconversion.

Early Termination Table
Time Period During Which Services Termination Date Occurs	Early Termination Exercise Price
On or prior to the first anniversary of the Services Effective Date	$600,000
After the first anniversary of the Services Effective Date and on or prior to the second anniversary of the Services Effective Date	$400,000

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After the second anniversary of the Services Effective Date and on or prior to the third anniversary of the Services Effective Date	$200,000

(g)             Notwithstanding any other provision of this Agreement, either party may in its sole discretion, upon the happening of any of the following, terminate this Agreement immediately (and, for clarification, immediately cease providing all services hereunder) by sending notice of termination to the other party: (i) the other party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the any such case or proceeding; (ii) the other party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the other party or any substantial part of its property or there is commenced against the other party any such case or proceeding; (iii) the other party makes a general assignment for the benefit of creditors; or (iv) the other party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. A party may exercise its termination right under this Section 13(g) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by a party of its termination right under this Section 13(g) shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(g) shall be considered given and effective when given, not when received.

(h)             References in this Agreement to a termination of the Agreement on or as of a particular day or date, unless specifically stated to be otherwise, means that termination occurs at 11:59 PM on the particular day or date.

(i)	Any termination of this Agreement must occur in accordance with provisions of this Section 13.

14.	Policies and Procedures.

(a)             BNYM shall perform the services provided for in this Agreement in accordance with the written policies, processes, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed (“Standard Procedures”). BNYM may embody in its Standard Procedures, including Standard Procedures for determining whether an instruction it receives is “in good order” (“IGO”) or is “not in good order” (“NIGO”), and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with generally accepted industry practices, principles or standards (“Industry Standard”). Likewise, when in connection with a providing a service, including IGO and NIGO determinations, BNYM is required to engage in conduct for which it does not have a Standard Procedure or Standard Procedures only partially address the facts and circumstances of a particular issue, BNYM may engage in and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with Industry Standards. In making the decisions described in the foregoing sentences BNYM may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances. For clarification: the published guidelines of the Securities Transfer Association shall constitute an Industry Standard on the subject matter addressed therein. BNYM may revise the Standard Procedures in accordance with the provisions of this Section 14(a).

(b)             Notwithstanding any other provision of this Agreement, the following terms of this Section 14(b) shall apply in the event facts, circumstances or conditions exist or events occur which would require a service to be provided hereunder other than in accordance with BNYM’s Standard Procedures, or if BNYM is requested by the Fund to deviate from a Standard Procedure in connection with the performance of a

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service hereunder or institute a service or procedure with respect to which there is no Standard Procedure (collectively, a “Non-Standard Procedure”):

(i)	BNYM will in good faith consider implementing a Non-Standard Procedure if the Fund requests such in writing and provides all written materials, including descriptions, specifications, business requirements and responses to questions of BNYM, that in the sole judgment of BNYM exercised reasonably are appropriate to fully evaluate the request.

(ii)	BNYM will attempt to evaluate the request with existing resources on the basis of the written materials but if at any time it determines in its sole judgment exercised reasonably that Research is required to fully evaluate the request or the development, implementation or performance of the Non-Standard Procedure, BNYM will notify the Fund of the Research required and resume the evaluation only if the Fund obtains and provides all Research required by BNYM or if it authorizes BNYM in a writing reasonably satisfactory to BNYM to obtain the required Research at the Fund’s cost and expense.

(iii)	BNYM may at any time after such a request is made, and before or after the written materials and, if applicable, the Research are furnished in whole or in part, decline without liability or further obligation of any nature hereunder to implement a Non-Standard Procedure (i) for a Bona Fide Reason or (ii) if it determines in its sole judgment exercised reasonably that it and the Fund are unable to mutually agree in writing to all terms and conditions governing the development, implementation and performance of the Non-Standard Procedure, including without limitation terms and conditions regarding appropriate procedures, indemnification and payment terms.

(iv)	A Non-Standard Procedure that BNYM agrees to implement in a written instrument executed by the Fund and BNYM is referred to herein as an “Exception Procedure” and BNYM shall obligated to perform a Non-Standard Procedure only to the extent expressly provided for in an Exception Procedure. For the avoidance of doubt, conduct engaged in pursuant to an Exception Procedure is included within the conduct described in clause (b) of Section 12.

(c)             In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse BNYM for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

(d)             If in the course of acting in accordance with a Non-Standard Procedure, BNYM encounters questions, issues or uncertainty of a legal or other nature as to the appropriate course of conduct under the Non-Standard Procedure, the Fund agrees that any reasonable expenses incurred by BNYM in consulting with third parties, such as, without limitation, attorneys, auditors or accountants, to resolve the questions, issues or uncertainty shall be the responsibility of the Fund to be paid upon being invoiced by BNYM. Prior to engaging any such third party BNYM shall advise the Fund it is doing so and the Fund shall have the option of obtaining such consulting services on its own and providing the results to BNYM. For the avoidance of doubt, conduct engaged in pursuant to this Section 14(d) is included within the conduct described in clause (b) of Section 12.

15.	Notices. Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 15 shall specify a different address or individual:

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(A)	if to BNYM, to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; with a copy to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Legal Department; and

(B)	if to the Fund, to 211 Main Street, San Francisco, CA 94105, Attention: Mark Fischer, CFO; with a copy to Office of Corporate Counsel, Mutual Funds;

(ii)	delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(iii)	deemed given on the day received by the receiving party.

16.	Amendments.

(a)             This Agreement, or any term thereof, including without limitation the Schedules hereto, may not be amended, changed, modified, supplemented, rescinded, terminated, cancelled, or discharged orally or in any other manner except by an agreement signed by the Parties set out in writing, excluding emails, specifically referencing that it is, as applicable, an amendment, addendum, change, modification, or supplement to or rescission, termination, cancellation, or discharge of this Agreement.

(b)             Notwithstanding subsection (a) above, in the event an officer of the Investment Company or other person acting with apparent authority on behalf of the Investment Company requests in writing, including by email, that BNYM perform some or all of the services provided for in this Agreement for a Portfolio not listed on Schedule B, as amended, and such Portfolio accepts such services and the relevant Investment Company, Portfolio or other party pays amounts provided for in the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary, documented in accordance with subsection (a) above, such services are provided in accordance with the terms of this Agreement, Schedule B is deemed amended to include the particular Portfolio and the Portfolio shall be bound by the terms of this Agreement with respect to all matters addressed herein, except that BNYM may at any time thereafter terminate such deemed amendment to this Agreement, and terminate services to such Portfolio, if within 60 days of the first such acceptance of services by the Portfolio the Investment Company and BNYM do not execute an written amendment to Schedule B on terms mutually acceptable to BNYM and the Investment Company in their respective sole discretion. BNYM and the Investment Company each reserve the right to negotiate terms appropriate to such additional Portfolios which differ from the terms herein.

17.            Assignment; Subcontracting. Except as expressly provided in this Section 17, no party may assign, transfer or delegate this Agreement, or assign or transfer any right hereunder or assign, transfer or delegate any obligation hereunder, without the written consent of the other party and any purported assignment, transfer or delegation in violation of this Section 17 by a party shall be voidable at the option of the other party. For clarification: “assign,” “transfer” and “delegate” as used in the foregoing sentence are intended to mean conveyances, whether voluntary or involuntary, whether by contract, a sale of a majority or more of the assets, equity interests or voting control of a party, merger, consolidation, dissolution, insolvency proceedings, court order, operation of law or otherwise, which fully and irrevocably vest in the assignee, transferee or delegatee, as applicable, some or all rights and/or obligations under the Agreement and fully and irrevocably divest the assignor, transferor or delegator, as applicable, of some or all rights and/or obligations under the Agreement. Notwithstanding the foregoing, and without the prior written consent of any party: To the extent appropriate under rules and regulations of the NSCC, BNYM may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a

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member of the NSCC by delegation or subcontracting; BNYM may assign, transfer and delegate this Agreement to an Affiliate and assign, transfer and delegate this Agreement in connection with a sale or transfer of a majority or more of its assets, equity interests or voting control, provided that BNYM gives the Investment Company sixty (60) days’ prior written notice of such assignment, transfer or delegation, such assignment, transfer or delegation does not impair the Investment Company’s receipt of services under this Agreement in any material respect, and the assignee, transferee or delegatee agrees to be bound by all terms of this Agreement in place of BNYM; and BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNYM of any of its liabilities hereunder. BNYM shall be responsible for the actions of the foregoing third parties as if the action were performed by its own personnel. In connection with any such subcontracting or outsourcing BNYM shall provide such information regarding the subcontractor or outsourcer within its possession or which it can reasonably obtain that is not subject to confidentiality or other restrictions as is reasonably requested by the Fund. The Fund shall notify BNYM if it has any concerns regarding BNYM’s use of any such third parties and the Parties shall work in good faith to address such concerns. The Funds acting collectively may terminate this Agreement without payment of any nature within 90 days of receiving notice from BNYM of subcontracting with a non-Affiliated third party if the Funds reasonably determine on the basis of verifiable data and/or documentation provided to BNYM that (i) use of such third party would (A) result in a material degradation of services received by the Funds, (B) violate a law or regulation applicable to the Funds, or (C) result in censure or other similar adverse consequences from a regulatory authority, or (ii) such third party is a competitor to the Fund or its Affiliates.

18.            Signatures; Counterparts. This Agreement may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Agreement physically delivered, on a copy of the Agreement transmitted by facsimile transmission or on a copy of the Agreement transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Agreement or of executed signature pages to counterparts of this Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Agreement.

19.	Miscellaneous.

(a)             Entire Agreement. This Agreement, and the related Fee Agreement, embody the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and therein and supersedes all prior agreements, understandings, proposals, responses to requests for proposal, memoranda of understanding or memoranda of any other nature, terms sheets, shrink-wrap or click-wrap terms, letters of intent and communications of any other nature relating to such subject matter.

(b)             Non-Solicitation. During the effectiveness of this Agreement and for one year thereafter, the Fund shall not knowingly solicit or recruit for employment, or make a recommendation, or referral or otherwise knowingly assist or facilitate the solicitation or recruitment of any BNYM employee with whom Fund has had direct contact in the performance of this Agreement, for employment by any other entity. To “knowingly” solicit, recruit, assist or facilitate, within the meaning of this provision, does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNYM employee by another entity if the BNYM employee was identified solely as a result of the BNYM employee’s response to a general advertisement in a publication of trade or industry interest or other similar general solicitation. Nor does the foregoing prevent Fund from hiring any employee who independently approaches Fund for

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employment.

(c)	Changes That Materially Affect Obligations.

(1)             The Fund agrees to provide BNYM with at least 30 days advance written notice of any new or modified Company Standard (as defined below) that could reasonably require revised or new Conduct, including without limitation revisions or additions to, or new, Shareholder Materials; provided, however, in the event 30 days’ advance notice is not reasonably practicable under particular circumstances, the Fund shall provide as much advance notice as is reasonably practicable under those circumstances (“Available Notice”), but acknowledges and agrees that less than 30 days’ notice may adversely impact BNYM’s ability to perform an obligation hereunder or to respond to the Company Standard Change in a manner contemplated by Section 19(c)(2) and that BNYM shall have no liability and shall not be in breach of this Agreement or any performance standard if due in whole or in part to the Available Notice it is unable to perform an obligation in accordance with this Agreement. “Company Standards” means, collectively, as of a point in time that Company Standards is being determined, each feature, policy, procedure, service, operation, parameter or other aspect of whatsoever nature of the Fund that impacts or influences in any manner BNYM’s provision of the Services or performance of an obligation, including without limitation all contents of the Fund’s Shareholder Materials.

(2)             Notwithstanding any other provision of the Agreement, including without limitation the description of services in Section 3:

(A)           To the extent that any obligation, Service or course of conduct of BNYM provided for hereunder is configured or performed as it is at a particular time in whole or in part due to Company Standards, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, or laws, rules, regulations, orders or legal process in effect at such time (“Service Requirements”) and BNYM’s performance of that obligation, Service or course of conduct in compliance with any new or modified Service Requirement requires that BNYM develop, implement or provide a new or modified service, process, procedure, resource, functionality or conduct (“New Service”), or a new or modified Service Requirement requires that BNYM develop, implement or provide a New Service to remain in compliance with the Agreement, or the Fund requests that BNYM develop, implement or provide a New Service, BNYM shall be obligated to develop, implement or provide the New Service only in accordance with a written amendment to this Agreement entered into in its discretion.

(B)            If in order to perform an obligation under this Agreement BNYM develops, implements or provides a New Service that it may not be obligated to develop, implement or provide pursuant to subsection (A) above but that it develops, implements and provides for clients generally due to a new or revised Service Requirement, BNYM shall entitled to commercially reasonable fees and reimbursement of reasonable expenses for such development, implementation and performance if it elects to invoice Company for such, or to other similar fees, charges or expense reimbursements. Any such fees and reimbursements shall be mutually agreed by the parties.

(d)             Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)             Requested Information and Documentation. The Fund will provide in a timely manner such information and documentation as BNYM may reasonably request in connection with providing services under this Agreement and BNYM will not be liable for any Loss incurred by the Fund directly resulting from a failure or unreasonable delay in providing such information or documentation.

(f)              Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to its principles of conflicts of law that would apply the law of another

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jurisdiction. The parties hereby waive any right they may have to trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement.

(g)             Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

(h)             Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions benefitting affiliates of the parties, this Agreement is not for the benefit of any other person or entity and there shall be no third party beneficiaries hereof. Unless expressly provided to the contrary herein: the parties to the Agreement alone shall have the right to enforce its provisions and any action to enforce the Agreement by a person not a party shall be void.

(i)              No Representations or Warranties. Except as expressly provided in this Agreement, each party hereby disclaims all representations and warranties, express or implied, made to the other party or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. Each party disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(j)              Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM’s affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of the Fund or others, and, if such other is a natural person, that person’s date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k)             Use of “Fund”. In the event “Fund” as used in this Agreement refers to Portfolios listed on Schedule B, notwithstanding such use, the Investment Company bears to the extent permitted by law all responsibilities, obligations, liabilities and duties of all such Portfolios to the extent not performed by such Portfolios; provided, however, notwithstanding the foregoing, no assets of one Portfolio of the Investment Company shall be subject to the liabilities of any other Portfolio of the Investment Company.

(l)              Additional Fund Adoption. Notwithstanding anything in this Agreement to the contrary, if BNYM is requested orally or in writing to furnish any service provided for in this Agreement to any investment company that is not a party to this Agreement or any class, tier, portfolio, series or other subdivision of an investment company that is not party to this Agreement (“Additional Fund”) by any representative of a Fund who BNYM reasonably believes also to be a representative of the Additional Fund, and BNYM provides such service to such Additional Fund, then, from the date BNYM commences providing such service, such Additional Fund shall be deemed a party to and bound by the terms and conditions of this Agreement with respect to all matters addressed herein even in the absence of a writing by such Additional Fund agreeing to be so bound by this Agreement and Schedule B shall be deemed amended to include the Additional Fund.

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(m)           Requests to Transfer Information to Third Parties. In the event that the Fund, other than pursuant to a Standard Procedure, whether by Written Instructions, Fund Communications or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the DTCC, NSCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, any information in the BNYM System: BNYM may decline to provide the information requested on the terms contained in the request due to legal or regulatory concerns, transmission specifications not supported by BNYM, or other good faith or bona fide business reasons, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request, and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer. In the event BNYM so agrees in writing to transfer information or make it available within the BNYM System: the Fund shall pay a reasonable fee for such activities upon being invoiced for same by BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, as the case may be, provided BNYM does not commit Liable Conduct when executing the express instructions of the written information transfer request; and BNYM may conclusively presume without a duty of independent verification that the Fund has received all applicable third party authorizations.

(n)             Service Indemnifications; Survival. Any indemnification provided to either party in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with an Accepted Non-Standard Instruction and indemnifications contained in any agreements regarding an Exception Procedure (“Service Indemnifications”), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 10(d), (e), (g) - (i), 11, 12, 13(e), 19(e), (i), (m), (n) and (s) and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement. In the event the Board of the Fund authorizes a liquidation of the Fund or termination of the Agreement, BNYM may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(o)             Compliance with Law. Each of BNYM and the Fund agrees to comply in all material respects with the respective laws, rules, regulations and legal process applicable to the operation of its business. For clarification: With respect to BNYM, the foregoing requires compliance with laws, rules, regulations and legal process applicable to BNYM directly, not derivatively by virtue of providing services to the Fund. The Fund agrees that BNYM is not obligated to assist the Fund with, or bring the Fund into, compliance with laws, rules, regulations and legal process applicable to the Fund, except where BNYM has expressly agreed to assume such an obligation hereunder and then it is obligated only to perform strictly in accordance with the express terms of the assumed obligation.

(p)             Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(q)             Enterprise Nature of Services. Notwithstanding any other provision of this Agreement, in furnishing the services provided for in this Agreement or any component or segment of such services BNYM may utilize any combination of its own employees, facilities, equipment, systems and other resources and the employees, facilities, equipment, systems and other resources of its Affiliates, including employees, facilities, equipment, systems and other resources shared by BNYM and its Affiliates, and BNYM may satisfy its obligations under this Agreement directly or through Affiliates. References to employees, facilities, equipment, systems or other resources of BNYM in this Agreement shall mean employees, facilities, equipment, systems or other resources of BNYM and its Affiliates considered collectively. Notwithstanding the foregoing, nothing in this Section 19(q) shall have the effect of

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transferring any obligation of BNYM to any other entity, including Affiliates.

(r)              Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that includes BNYM and provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, regulatory reporting, sales, administration, operations, technology services, product, client and client-customer communications, relationship management, storage and record retention, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more Affiliates and subsidiaries of the BNY Mellon Group, joint ventures and third-party service providers (the “Centralized Providers”). Notwithstanding any other provision of the Agreement and subject to the confidentiality obligations herein, the Fund consents to the foregoing centralization of functions, the receipt of services hereunder through the Centralized Functions, BNYM’s disclosure of Fund information, including Fund Confidential Information, to the Centralized Providers, BNYM’s use of such information in connection with the Centralized Functions, and BNYM’s storage of names and business addresses of Fund employees and employees of its affiliates and sponsors with the Centralized Providers. BNYM acknowledges and agrees that Fund information, including Fund Confidential Information, shall be disclosed to the Centralized Providers only to the extent necessary to perform the obligations under this Agreement, and that each of the Centralized Providers shall be subject to confidentiality obligations at least as restrictive as those herein. In addition, BNYM may use Fund’s Confidential Information to analyze and improve product and service performance and for internal research and development activities, and may aggregate Fund’s Confidential Information on an anonymized basis with other similar client data for BNYM’s and its Affiliates’ product development and distribution and marketing and thought leadership purposes. The BNY Mellon Group shall possess all ownership rights with respect to such aggregated anonymized data.

(s)             No Interpretation Against A Party. All parties to the Agreement have had access to and use of legal counsel to the extent each has deemed sufficient and hereby irrevocably and unconditionally waive any claim or defense that this Agreement, or any provision of this Agreement, should be interpreted or construed against a party solely on the basis that the particular party drafted or was responsible for the drafting of the Agreement or a particular provision.

(t)              Funds Added After Effective Date. Each Fund that becomes a party to this Agreement pursuant to Section 16(b) or 20(l) agrees to be bound by all terms of this Agreement as if an original signatory hereto and, in addition, each Custodied Portfolio that becomes a party to this Agreement after the Effective Date further agrees to be bound by Schedule D as if an original signatory thereto.

(u)             Ancillary Agreements. The terms of this Agreement shall be deemed incorporated into all agreements entered into between BNYM and the Funds, or persons acting on behalf of the Funds, such as an investment advisor, that are ancillary to the transfer agency and shareholder servicing relationship created by this Agreement, such as, for purposes of illustration and not exclusivity, the Fee Agreement and a Gain/Loss Policy, and shall be interpreted in accordance with, governed by and subject to the terms of this Agreement.

(v)             Limitations of Liability of the Trustees and Shareholders. A copy of the Declaration of Trust of each Investment Company is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of each Fund by an officer of the Investment Company as officers and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each Fund.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Agreement by Electronic Signature, affirms authorization to execute this Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Irene Speridakos

Name:	Irene Speridakos

Title:	Managing Director, BNY Mellon Asset Servicing

The Charles Schwab Family of Funds
Schwab Investments

Schwab Capital Trust
Schwab Annuity Portfolios
Laudus Trust

On behalf of each Investment Company and on behalf of each Portfolio of each Investment Companies listed on Schedule B, each in its individual and separate capacity.

By:	/s/ Rick Wurster

Name:	Rick Wurster

Title:	EVP, Schwab Asset Management Solutions

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SCHEDULE A

Definitions

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Affiliate” means an entity controlled by, controlling or under common control with the subject entity, with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity’s directors, trustees or similar persons performing policy-making functions.

“Authorized Person” means (i) with respect to the Fund, each individual identified to BNYM as an Authorized Person on the properly completed version of Schedule E most recently provided to BNYM, and (ii) with respect to BNYM, employees designated in writing as authorized to receive facsimile transmissions or emails, or both, as Written Instructions (as provided in the definition of Written Instructions). Any limitation on the authority of an Authorized Person of the Fund to give Instructions must be expressly set forth in Schedule E next to the individual’s name.

“BNY Mellon Bank” means The Bank of New York Mellon, a New York chartered commercial bank and affiliate of BNYM, and its lawful successors and assigns.

“BNYM Trust” means BNY Mellon Investment Servicing Trust Company, an affiliate of BNYM, and its lawful successors and assigns.

“Board” means the Fund’s Board of Directors or Board of Trustees, as applicable.

“Bona Fide Reason” means a bona fide legal, commercial or business reason including by way of example and not limitation the following:

(i)	the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard or a Written Procedure;

(ii)	the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement or constitutes a change to a service;

(iii)	the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature;

(iv)	the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement or constitutes a unilateral amendment of the Agreement;

(v)	the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement with potentially adverse consequences to BNYM incurred from sources external to BNYM, including without limitation, for illustration and not limitation: sanction, criticism, fines, penalties, examination comments or special examination of a governmental, regulatory or self- regulatory authority; civil, criminal or regulatory action; a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry; or significant reputational harm.

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(vi)	the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement related to internal matters, such as, without limitation: imposes costs and expenses on BNYM that are not adequately recovered by payments the Fund indicates it is willing to pay and BNYM reasonably anticipates disputes over invoices; contemplates higher or additional performance standards; adds gain/loss, operational, strategic, compliance or credit risk; requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement; requires more than an incidental increase in the resources required to provide services to the Fund; or is reasonably likely to result in a diversion of resources or disruption in established work flows, course of operations or functioning of controls;

(vii)	the course of conduct requires technology, personnel with technological expertise, a technology service or product or another resource that is not available on a commercially reasonable basis or constitutes a service or function that is not closely related to services commonly performed by organizations acting as transfer agents, registrars, dividend disbursing agents and shareholder servicing agents to SEC-registered open-end investment companies; or

(viii)	BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iii) or (v) do not exist and the Funds and BNYM fail to reach agreement on a reasonable method of paying any expense of obtaining such information.

“Claim” means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, claim for indemnification, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

“Code” means: (i) when reference is made to a specific Section of the “Code”, the Internal Revenue Code as amended through the date of reference, otherwise (ii) the Internal Revenue Code as amended through the relevant date, the regulations promulgated by the IRS under the Internal Revenue Code, as amended through the relevant date, and the revenue rulings, revenue procedures, technical advice memorandums, notices and announcements published by the IRS with respect to the Internal Revenue Code, as amended through the relevant date.

“Conduct” or “Course of Conduct” (both capitalized and uncapitalized) means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

“Constructive Termination” means events or circumstances that make it impractical or impossible for BNYM to perform some substantial portion or all of the services as contemplated by the Agreement on the Effective Date, including without limitation, for clarification, liquidations whether or not pursuant to plans of liquidation or reorganization.

“Deconversion” means the completion of the transfer of Fund data, information and records from the production database and production environment of the Fund in the BNYM System to the production database and production environment of the Fund in the computer system of a successor transfer agency services provider with the intention that on the next occurring business day such successor service provider will perform transfer agency services for the Fund utilizing such transferred data, information and records.

“Dedicated Personnel” means individuals employed by or under contract with BNYM whose primary duty is providing services to or on behalf of the Fund.

“DTCC” means the Depository Trust Clearing Corporation, and its successors and assigns.

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“External Research” means consultation with and the written opinions, analysis, research or other work product of third party technical specialists, legal counsel or other advisors, consultants or professionals.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“Fund Communication” means any Instruction, direction, inquiry, notice, instrument, data, file or other information or communication of whatsoever nature BNYM receives, or reasonably believes it received, from the Fund through in-person interaction or a communications media of any nature, including without limitation communications media currently existing, such as telephone, facsimile transmission, telegraph, telegram, US Postal Service, personal delivery, private courier, commercial courier, electronic mail (email), private messaging systems, virtual private networks, or messaging systems constituting part of an industry utility (such as the NSCC) service, and communications media that may be developed in the future.

“Fund Error” means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or by other act or omission requiring Remediation Services.

“Fund Shares” (see “Shares”)

“in good order” means in accordance with all applicable requirements set forth in the Written Procedures, including receipt of any required supporting documentation.

“Instructions” means Oral Instructions and Written Instructions considered collectively or individually.

“Intellectual Property Rights” means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

“Internal Research” means consultation with and the written opinions, analysis, research or other work product of (i) individuals employed by or under contract with BNYM who are not Dedicated Personnel, and (ii) individuals who are Dedicated Personnel but the consultation or opinions, analysis, research or other work product is not incidental to the services performed by such individual for the Fund.

“IRS” means the Internal Revenue Service of the U.S. Department of the Treasury.

“Loss” and “Losses” means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments or payment obligations, reimbursements, adverse monetary consequences or monetary liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim or out of any obligation of one party to the other under this Agreement, including any obligation to indemnify and defend, and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

“Loss Date” means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

“NACHA” means the National Automated Clearing House Association.

“NSCC” means the National Securities Clearing Corporation, and its successors and assigns.

“Oral Instruction” means an instruction (i) given to BNYM by voice in person, or in a person-to-person

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conversation over a telephone connection, by an Authorized Person of the Fund (or by a person reasonably believed by BNYM to be an Authorized Person of the Fund). BNYM may, in its sole discretion in each separate instance, consider and rely upon an instruction it receives from an Authorized Person via electronic mail as an Oral Instruction (unless the electronic mail satisfies the criteria, in the definition of Written Instruction, to constitute a Written Instruction, in which case it will constitute a Written Instruction).

“Portfolio” means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, tier, series or otherwise, but excludes classes unless for purposes of Sections 18(f)(1) and 18(f)(2) of the 1940 Act and Rules 18f-2 and 18f-3 promulgated by the SEC under the 1940 Act the class must be provided with rights and liabilities separate and distinct from all other subdivisions of the Investment Company.

“Remediation Services” means the additional services required to be provided hereunder by BNYM in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“Research” means either or both of External Research and Internal Research.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

“Services” means the services described in Section 3 and Schedule C of the Agreement.

“Services Effective Date” means the date following the completion of all implementation services, in the case of a Fund that is a new start-up Fund, or the date following the completion of all conversion services, in the case of Fund that BNYM will be providing services to as a successor service provider, that the first live transaction is processed by the BNYM System for a public customer of the particular Fund on a production basis.

“Shareholder Materials” means the Fund’s prospectus and statement of additional information or disclosure materials of similar function, such as a private offering memorandum , and any other materials relating to the Fund provided to Fund shareholders by the Fund.

“Shares” or “Fund Shares” means the shares or other units of beneficial interest of each Fund.

“Written Instruction” means:

(1)             a written instruction (i) which is a Standard Instruction, or if not a Standard Instruction, then an Accepted Non-Standard Instruction, (ii) which is signed by an Authorized Person of the Fund (or a person reasonably believed by BNYM to be an Authorized Person of the Fund), (iii) which is agreed to in writing by BNYM on the instrument containing the written instructions, if such signature is required by BNYM as part of a Standard Form, (iv) which is addressed to and received by BNYM, and (iv) which is delivered by (A) hand (personally by the signing Authorized Person or by a third party providing confirmation of receipt), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery signed by the receiving party, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt if the facsimile transmission is sent to an Authorized Person of BNYM or to the Relationship Manager or Customer Service Officer of BNYM;

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(2)             trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access; and

(3)             electronic mail or “email” sent by an Authorized Person of the Fund to, and acknowledged by, an Authorized Person of BNYM.

“Written Procedures” means, collectively, Standard Procedures and Exception Procedures.

INDEX OF DEFINED TERMS

(includes defined terms through Schedule A; excludes terms defined in Schedules C, D, E and F)

Term	Location
1933 Act	Schedule A
1934 Act	Schedule A
1940 Act	Schedule A
19(a) Statement	§ 3(a)(4)(C)
Accepted Non-Standard Instruction	§ 10(c)(iv)
Additional Fund	§ 19(l)
Affiliate	Schedule A
Affiliated Third Party Institutions	§ 9(b)
Agreement	Preamble
AML Services	§ 3(b)
Appropriate List Matching Data	§ 3(b)(1)(C)
Authorized Person	Schedule A
Available Notice	§ 19(c)(1)
BNYM	Preamble
BNY Mellon Bank	Schedule A
BNY Mellon Group	§ 19(r)
BNYM System	§ 3(c)
BNYM Trust	Schedule A
Board	Schedule A
Bona Fide Reason	Schedule A
Breach Notice	§ 13(c)
Breach Termination Notice	§ 13(c)
Centralized Functions	§ 19(r)
Change in Control	§ 13(d)(1)(iii)
Claim	Schedule A
Code	Schedule A
Collective Fund Indemnitees	§ 11(a)(1)(A)
Company Standards	§ 19(c)(1)
conduct	Schedule A
Confidential Information	§ 4(b)
Constructive Termination	Schedule A
Consultant Costs	§ 4A(e)
course of conduct	Schedule A
Current Qualifying Confidential Information	§ 4A(e)(i)
Current Service Provider	§ 1(d)
Customer and Employee Information	§ 4A(a)
Damage Cap	§ 11(a)(1)(B)
Damages	§ 11(a)(1)(A)
Deconversion	Schedule A
Deconversion Services	§ 13(e)(1)(B)(III)
Dedicated Personnel	Schedule A
Defaulting Party	§ 13(c)

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Direct Accounts	§ 1(b)(1)
Director	§ 3(b)(1)(A)(iii)
Disclosing Party	§ 4A(d)
Dissolution Event	§ 9(g)
DTCC	Schedule A
Early Termination	§ 13(d)(1)
Early Termination Fee	§ 13(d)(1)(i)
Effective Date	Preamble
Elapsed Months	§ 11(a)(2)(C)
Errant Securities Data	§ 11(f)
Event Beyond Reasonable Control	§ 11(c)
Exception Procedure	§ 14(b)(iv)
External Research	Schedule A
FATF Lists	§ 3(b)(1)(A)(ii)
Fee Agreement	§ 9(a)
Fees	§ 9(a)
Final Distribution	§ 9(g)
Final Expenses	§ 9(g)
FinCEN	Schedule A
Fraud Loss	§ 11(l)(1)
Fund	Background
Fund AML Laws	§ 3(b)(6)
Fund Communication	Schedule A
Fund Custodian	§ 3(a)(1)(vii)
Fund Customer and Employee	§ 4A(a)
Fund Data	§ 2
Fund Error	Schedule A
Fund List Data	§ 3(b)(1)(A)
Fund Service	§ 4A(a)
Fund Shares	Schedule A
Good Faith Estimate	§ 13(e)(1)(B)
IGO	§ 14(a)
Implementing Communication	§ 10(a)(ii)
Individual Fund Indemnitees	§ 11(a)(2)(A)
Ineligible Communication	§ 10(d)(1)
Industry Standard	§ 14(a)
in good order	Schedule A
Initial Claim	§ 11(i)
Initial Term	§ 13(a)
Instructions	Schedule A
Intellectual Property Rights	Schedule A
Internal Research	Schedule A
Investment Advisor	§ 4A(a)
Investment Company	Preamble
IRS	Schedule A
Legal Authority	§ 11(h)
Legal Process Item	§ 3(a)(7)
Liable Conduct	§ 11(a)
Loss, Losses	Schedule A
Loss Date	Schedule A
Massachusetts Privacy Regulation	§ 5
Monetary Benefits	§ 9(b)
NACHA	Schedule A
New Service	§ 19(c)(2)(A)

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NIGO	§ 14(a)
Non-Defaulting Party	§ 13(c)
Non-Renewal Notice	§ 13(b)(1)
Non-Standard Form	§ 10(j)
Non-Standard Instruction	§ 10(c)
Non-Standard Procedures	§ 14(b)
Notification Date	§ 13(f)
NSCC	Schedule A
NT3 Accounts	§ 1(b)(1)
OFAC	§ 3(b)(1)(A)(i)
OFAC Lists	§ 3(b)(1)(A)(i)
Omnibus Conversions	§ 13(d)(2)
Oral Instruction	Schedule A
Overdraft Amount	§ 9(c)(i)
Payment Date	§ 13(e)(1)
Permitted Accounts	§ 1(b)(1)
Plan Administrators	§ 4A(a)
PMLC Determination	§ 3(b)(1)(A)(iii)
Portfolio	Schedule A
Qualifying Confidential Information	§ 4A(e)(ii)
Receiving Party	§ 4A(d)
Reimbursable Expenses	§ 9(a)
Reimbursable Trailing Expenses	§ 13(e)(1)(B)(II)
Remaining Payment	§ 4A(e)(iv)
Remediation Services	Schedule A
Removed Accounts	§ 13(d)(2)
Removed Account Fee	§ 13(d)(2)
Renewal Term	§ 13(b)(1)
Required Payment	§ 4A(e)(iii)
Research	Schedule A
Response Failure	§ 10(i)
SEC	Schedule A
Securities Data	§ 11(f)
Securities Laws	Schedule A
Service Accounts	§ 9(b)
Services Effective Date	Schedule A
Service Communications	§ 10(d)(2)
Service Indemnifications	§ 19(n)
Service Requirements	§ 19(c)(2)(A)
Services	Schedule A
Services Termination Date	§ 13(f)
Shareholder Materials	Schedule A
Shareholder Communications	§ 10(d)(2)
Shareholder Transactions	§ 13(d)(2)
Shares	Schedule A
Standard Form	§ 10(b)(ii)(B)
Standard Instruction	§ 10(b)(ii)
Standard Procedures	§ 14(a)
Third Party Institution	§ 9(b)
Trailing Services	§ 13(e)(1)(B)(I)
Transition Plan	§ 1(d)
Trust Network Accounts	§ 1(b)(1)
UCC	§ 11(i)
UCC Program	§ 11(i)
UCITA	§ 19(f)

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U.S. Government Lists	§ 3(b)(1)(A)
Written Instruction	Schedule A
Written Procedures	Schedule A

[End of Schedule A]

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SCHEDULE B

(Dated: November 12, 2020)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of November 12, 2020, between BNY Mellon Investment Servicing (US) Inc. and the Investment Companies and Portfolios listed below.

Investment Companies / Portfolios

The Charles Schwab Family of Funds

Schwab AMT Tax-Free Money Fund

Schwab California Municipal Money Fund

Schwab Government Money Fund

Schwab Municipal Money Fund

Schwab New York Municipal Money Fund

Schwab Retirement Government Money Fund

Schwab Treasury Obligations Money Fund

Schwab U.S. Treasury Money Fund

Schwab Value Advantage Money Fund

Schwab Variable Share Price Money Fund

Schwab High Yield Municipal Bond Fund

Schwab Investments

Schwab 1000 Index Fund

Schwab California Tax-Free Bond Fund

Schwab Global Real Estate Fund

Schwab Short-Term Bond Index Fund

Schwab Tax-Free Bond Fund

Schwab Treasury Inflation Protected Securities Index Fund

Schwab U.S. Aggregate Bond Index Fund

Schwab High Yield Muncipal Bond Fund

Schwab Capital Trust

Laudus International MarketMasters Fund

Laudus Small-Cap MarketMasters Fund

Schwab Balanced Fund

Schwab Core Equity Fund

Schwab Dividend Equity Fund

Schwab Fundamental Emerging Markets Large Company Index Fund

Schwab Fundamental Global Real Estate Index Fund

Schwab Fundamental International Large Company Index Fund

Schwab Fundamental International Small Company Index Fund

Schwab Fundamental US Large Company Index Fund

Schwab Fundamental US Small Company Index Fund

Schwab Health Care Fund

Schwab Hedged Equity Fund

Schwab International Core Equity Fund

Schwab International Index Fund

Schwab Large-Cap Growth Fund

Schwab MarketTrack All Equity Portfolio

Schwab MarketTrack Balanced Portfolio

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Schwab MarketTrack Conservative Portfolio

Schwab MarketTrack Growth Portfolio

Schwab Monthly Income Fund - Enhanced Payout

Schwab Monthly Income Fund - Maximum Payout

Schwab Monthly Income Fund - Moderate Payout

Schwab S&P 500 Index Fund

Schwab Small-Cap Equity Fund

Schwab Small-Cap Index Fund

Schwab Target 2010 Fund

Schwab Target 2015 Fund

Schwab Target 2020 Fund

Schwab Target 2025 Fund

Schwab Target 2030 Fund

Schwab Target 2035 Fund

Schwab Target 2040 Fund

Schwab Target 2045 Fund

Schwab Target 2050 Fund

Schwab Target 2055 Fund

Schwab Target 2060 Fund

Schwab Target 2010 Index Fund

Schwab Target 2015 Index Fund

Schwab Target 2020 Index Fund

Schwab Target 2025 Index Fund

Schwab Target 2030 Index Fund

Schwab Target 2035 Index Fund

Schwab Target 2040 Index Fund

Schwab Target 2045 Index Fund

Schwab Target 2050 Index Fund

Schwab Target 2055 Index Fund

Schwab Target 2060 Index Fund

Schwab Total Stock Market Index Fund

Schwab U.S. Large-Cap Growth Index Fund

Schwab U.S. Large-Cap Value Index Fund

Schwab U.S. Mid-Cap Index Fund

Schwab Annuity Portfolios

Schwab Government Money Market Portfolio

Schwab MarketTrack Growth Portfolio II

Schwab S&P 500 Index Portfolio

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio

Laudus Trust

Laudus U.S. Large Cap Growth Fund

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SCHEDULE C

Terms And Conditions Governing Use Of The BNYM System

SECTION 0.                      GENERAL

0.1                   Capitalized Terms. Capitalized terms not defined in this Schedule C shall have the meaning ascribed to them in the Main Agreement. Capitalized terms defined in this Schedule C shall have that meaning solely in this Schedule C and not in any other part of the Agreement unless expressly stated otherwise in a specific instance. References to Section numbers in this Schedule C shall mean Sections of this Schedule C unless expressly stated otherwise in a specific instance. References to the “Agreement” in this Schedule C means the Main Agreement and this Schedule C.

0.2                   Purpose. BNYM utilizes some components of the BNYM System to perform the Core Services. But BNYM does not utilize all components of the BNYM System to provide the Core Services. Some components of the BNYM System are maintained by BNYM and offered to customers solely to permit customers to access the data and information maintained in the BNYM System in connection with the Core Services and put it to additional uses. Consequently, Company is given rights pursuant to this Schedule C (i) to access and use components of the BNYM System, from the Company System (as defined in Section 2.7), to engage in activities that are separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services, and (ii) to authorize third parties, the “Permitted Users”, to access and use certain Component Systems to engage in activities that are also separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services. Such access and use of the BNYM System by Company from the Company System and by Permitted Users may include the ability to input data and information into the BNYM System that BNYM utilizes in performing the Core Services but which is not required for BNYM to perform the Core Services. This ability of Company and Permitted Users to access and use the BNYM System represents a service offered by BNYM that is supplemental to the Core Services. No access to or use of the BNYM System by Company or Permitted Users is permitted, required or contemplated by the Core Services or the Main Agreement. This Schedule C governs solely those supplemental services offered by BNYM and Company’s use of them.

SECTION 1.                      CERTAIN DEFINITIONS

“Authorized Person” means the employees of Company and Permitted Users who have been authorized by the Company in accordance with the applicable Documentation and procedures of BNYM to access and use the Licensed System or specific Component Systems and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b) below).

“BNYM Web Application” means with respect to a relevant Component System the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for BNYM, accessible via the Internet at an Internet address furnished by BNYM for use of the particular Component System.

“Company” means a Fund.

“Company Data” means (i) data and information regarding each Fund and the shareholders and shareholder accounts of each Fund which is inputted into the Licensed System and the content of records, files and reports generated from such data and information by the Licensed System.

“Company Web Application” means the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for the Company, connected to the Internet and utilized by the Company in connection with its use of a Component System as contemplated by applicable Documentation.

“Component Effective Date” means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

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“Component System” means, as of its relevant Component Effective Date, each Listed System and each Support Function that is part of the Licensed System and, subsequent to a relevant Component Effective Date, such Listed Systems and Support Functions as they may be changed as provided in subsection (b) of the definition of Licensed System.

“Copy”, whether or not capitalized, means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

“Core Services” means the services described in the Main Agreement that BNYM is obligated to perform for Company (for clarification: excluding the products and services provided pursuant to this Schedule C).

“Documentation” means any user manuals, reference guides, specifications, documentation, instruction materials and similar recorded data and information, whether in electronic or physical output form, that BNYM makes available to, provides access to or provides to the Company, and that describe how the Licensed System is to be operated by users and set forth the features, functionalities, user responsibilities, procedures, commands, requirements, limitations and capabilities of and similar information about the Licensed System.

“Exhibit 1” means Exhibit 1 to this Schedule C.

“Employee” and “employee” means officers and any employees of the Fund and officers and employees of Related Entities.

“General Upgrade” means (i) an Upgrade that BNYM in its sole and absolute discretion incorporates into the Licensed System at no additional fees or charges to Company, and (ii) an Upgrade that BNYM offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company accepts for incorporation into the Licensed System.

“Harmful Code” means any computer code, software routine, or programming device designed to (a) disable, disrupt, impair, delete, damage, corrupt, reprogram, recode or modify in any way a computer processing system, computer network, computer service, a deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment (sometimes referred to as a “Trojan horse,” “worm,” “virus”, “preventative routine,” “disabling code,” or “cookie” devices); (b) impair in any way the operation of any of the foregoing based on the elapsing of a period of time, advancement of a particular date or other numeral (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices); or (c) permit a non-authorized party to access, transmit or utilize, as appropriate, any computer processing system, computer network, computer service, deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment without proper consent (sometimes referred to as “lockups,” “traps,” “access codes,” or “trap door” devices); or (d) any other similar harmful or hidden procedures, routines or mechanisms.

“Intellectual Property Rights” means all intellectual property rights throughout the world, including copyrights, patents, mask works, trademarks, service marks, trade secrets, inventions (whether or not patentable), know how, authors’ rights, rights of attribution, and other proprietary rights and all applications and rights to apply for registration or protection of such rights and the legal rights, interests and protections afforded under applicable patent, copyright, trademark, trade secret and other intellectual property laws.

“Licensed Services” means all functions performed by the Licensed System.

“Licensed System” means, collectively:

(a)                    as of its applicable Component Effective Date, any one or more of the following: (i) any Listed System to which the Company is given access to and use of by BNYM in its entirety; and (ii) any “Support Function”, which is hereby defined to mean any system, subsystem, software, program, application, interface, process, subprogram, series of commands or function, regardless of the degree of separability from or integration with a Listed System, that Company is given access to and use of to support its utilization of a Listed System - items within “Support Function”

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and this clause (ii) could be one or more parts of a Listed System or could be items which exist apart from any Listed System but which are provided to support utilization of a Listed System.

(b)                    Updates, General Upgrades and Company Modifications (as defined at Section 2.16) to the Listed Systems included within clause (a)(i) above and the systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands and functions included within clause (a)(ii) above.

“Listed Systems” means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems, and in the case of the NSCC and CMS means as well the separate and distinct component systems of NSCC and CMS that BNYM may give Company access to and use of at Company’s request in lieu of access to and use of the entire NSCC or CMS.

“Main Agreement” means all parts of this Agreement other than this Schedule C.

“Marks” means trademarks, service marks and trade names as those terms are generally understood under applicable intellectual property laws and any other marks, names, words or expressions of a similar character.

“Permitted User” means a person other than an employee of the Company who is authorized by the Company pursuant to and in accordance with Section 2.1(a)(ii) and all applicable Documentation to access and use one or more specific Component Systems.

“Product Assistance” means assistance provided by BNYM personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

“Proprietary Items” means:

(a)                    (i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed System, and whether or not part of a Listed System, that BNYM may at any time provide any customer with access to and use of to support the customer’s s utilization of a Listed System, including the Support Functions, (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNYM utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNYM which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the “BNYM Software”);

(b)                    all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNYM in connection with the BNYM Software (the “BNYM Equipment”);

(c)                    all documentation materials relating to the BNYM Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the “BNYM Documentation”, and together with the BNYM Software and the BNYM Equipment, the “System” or the “BNYM System”) and all versions of the BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective Date;

(d)                    all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

(e)             source code and object code for all of the foregoing, as applicable;

(f)                     all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNYM in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

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(g)              all materials related to the testing, implementation, support and maintenance of all of the foregoing;

(h)                    all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNYM in connection with the performance of the Licensed Services or in connection with any activities of the parties related this Agreement;

(i)                     the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j)	all copies of any of the foregoing in any form, format or medium.

“Related Entity” means an entity that is not a competitor of BNYM in the transfer agency or omnibus subaccounting business services that provides investment advisory, investment management or administrative services to the Fund pursuant to one or more material agreements between the Fund and such entity filed with the SEC (or, if the Fund is not registered with the SEC, pursuant to one or more material agreements that would be required to be filed with the SEC if the Fund were registered with the SEC).

“Terms of Use” means any privacy policy, terms of use or other terms and conditions made applicable by BNYM in connection with the Company’s or a Permitted User’s access to and use of a Component System or a BNYM Web Application or other access site or access method. Any such terms must be agreed to by the parties in writing and attached to this Agreement as an exhibit.

“Third Party Products” means the products or services of parties other than BNYM that constitute part of the Licensed System.

“Third Party Provider” means licensors, subcontractors and suppliers of BNYM furnishing the Third Party Products.

“United States” means the states and the District of Columbia of the United States.

“Update” means a modification to a Component System necessary to maintain the operation of the Component System in compliance with the Documentation in effect as of the Component System’s applicable Component Effective Date and includes without limitation modifications correcting any design or operational errors in the Component System and modifications enabling the Component System to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

“Upgrade” means an enhancement to a Component System as it exists on its applicable Component Effective Date, new features and new functionalities added to the Component System as it exists on its applicable Component Effective Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Component System as it exists on its applicable Component Effective Date which change the operation of Component System rather than just bring it into compliance with the applicable Documentation.

SECTION 2.                      ACCESS AND USE RIGHTS AND COMPANY OBLIGATIONS

2.1                   Access And Use Rights.

(a)                    (i)            BNYM hereby grants to Company a limited, nonexclusive, nontransferable (except as provided in the Main Agreement) right to access and use the Licensed System in the United States through its personnel (other than as expressly permitted otherwise by Section 2.1(a)(ii) below), solely in accordance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, strictly for the internal business purposes of the Company, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company.

(ii)                   The right granted by Section 2.1(a)(i) includes, where such access and use is expressly contemplated by the Documentation applicable to a particular Component System to which the Company has been given access and use, the right to authorize persons not employees of the Company to access and use in the United States the specified

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Component System strictly in compliance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company. Except with respect to Fund shareholders seeking to access IAM, to exercise the right contained in this Section 2.1(a)(ii) the Company must designate such persons to BNYM and approve them in a writing that conforms to the requirements of applicable Documentation and procedures of BNYM and furnish any information reasonably requested by BNYM. Access to IAM for Fund shareholders shall occur in accordance with the Documentation applicable to IAM. Upon the exercise by Company of the right contained in this Section 2.1(a)(ii), the term Company shall be redefined for all purposes of this Agreement to mean the Company and all Permitted Users, individually and collectively, unless in an individual case the context clearly requires that the definition be restricted solely to the Company. The Company shall be responsible and liable for compliance by Permitted Users with all applicable terms of the Agreement as if the Permitted Users were its own employees.

(iii)                  Company may not, and shall not, under any circumstances grant any licenses or sublicense to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or use the Licensed System to provide services to third parties, other than shareholders of its Funds, or for any other purpose other than that described in Sections 2.1(a)(i) and (ii).

(b)                  The grant of rights in this Section 2.1 shall be construed narrowly. No right is conferred hereunder to Company or to any other party, except the right expressly provided for in this Section 2.1. The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone’s part, including without prior notification, upon the termination or expiration of the Agreement. BNYM and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1. Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code. The rights granted to Company by this Section 2.1 are sometimes referred to herein as the “Licensed Rights”.

(c)	For clarification:

Company may be given access to and use of a Listed System which contains integration points or links to one or more Support Functions that are part of a Listed System to which the Company has not been given access and use (“Linked Functions”). The Licensed Rights granted by this Section 2.1 to access and use a particular Listed System containing integration points or links to Linked Functions includes the right to access and use such Linked Functions, does not include the right to use the entire Listed System containing the Linked Functions or other subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions in that Listed System. To the extent exercise of Licensed Rights hereunder inadvertently or otherwise results in access to or use of a Component System or other system, subsystem, software, program, application, interface, process, subprogram, series of commands or function which is not part of the its Licensed System, all terms of this Agreement shall apply to such access and use.

2.2                   Documentation. Company shall use the Licensed System solely and strictly in accordance and compliance with the Documentation provided or made available to Company by BNYM from time to time and any specifications contained therein. Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes and upon request of an applicable regulatory authority. Company shall pay BNYM such fees as it has established for copies of the Documentation, if any, as listed in the Fee Agreement.

2.3                   Third Party Software and Services. Company acknowledges that Third Party Products may constitute part of the Licensed System. Company’s use of Third Party Products shall be subject to the terms and conditions of this Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to Company after an applicable Component Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider (“Third Party Agreement”) which would provide for certain rights and obligations between the Company and the Third Party Provider (“Direct Third Party Product”), in which case the terms of the Third Party Agreement will also apply to Company’s use of the particular Third Party Product. No such Third Party Agreement shall be binding on Company unless and until executed by Company in writing. Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNYM is not responsible for, nor does BNYM warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNYM’s sole obligation with respect to third party software and services is to inform the

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third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNYM is made aware by Company and to request and pursue in a commercially reasonable manner remediation of the errors, defects or deficiencies by the third party to the extent BNYM reasonably determines remediation to be available pursuant to the terms of BNYM’s agreement with the third party.

2.4                   Compliance With Applicable Law. Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self-regulatory or otherwise) applicable to its business or activities in connection with which it utilizes the Licensed System.

2.5	Responsibility For Use.

(a)       The Company alone will be responsible for furnishing, or arranging for a third party to furnish, all data and information required by the Documentation and the specifications therein for the Licensed System to function and perform in accordance with the Documentation, other than the data and information residing in the Licensed System in connection with BNYM’s performance of the Core Services. BNYM shall have no liability or responsibility for any Loss caused in whole or in part by the Company’s or a Permitted User’s exercise of the Licensed Rights or use of the Licensed System or by data or information of any nature inputted into the Licensed System by or under the direction or authorization of Company or a Permitted User; provided, however, this Section 2.5 shall not relieve BNYM of its obligation to act in accordance with its obligations under the Main Agreement. Company shall be responsible and solely liable for the cost or expense of regenerating any output or other remedial action if the Company, a Permitted User or an agent of either shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to timely verify or reconcile any such data or information when it is generated by the Licensed System (“Data Faults”). Any such costs shall be mutually agreed by the parties in writing; provided, however, if BNYM reasonably determines such remediation is immediately and reasonably required to avoid adverse consequences to the BNYM System or its performance of the Services, then it shall be entitled to reasonable compensation without such writing upon reasonable documentation of such costs.

(c)       Company warrants that to the best of its knowledge the licensed use of the Company Data transmitted to the Licensed System by or under the direction or authorization of Company or Permitted Users will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNYM computer system or network and agrees that it shall be responsible for any reasonable loss, costs or expenses incurred by BNYM due to the foregoing reasonably documented by BNYM.

2.6	Internal Control Obligations

(a)                    Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12, 2.17, 2.20 and 3.4 of this Schedule C, and (ii) applicable Documentation.

(b)                    Company shall establish and adhere to security policies and procedures intended to (i) safeguard the Licensed System from unauthorized or improper access and use from equipment utilized by the Company, (ii) safeguard the integrity and validity of any user identifications, passwords, mnemonics, security images, security questions and answers, token and supertoken generated character and symbols and any other data elements or information intended to restrict access to the Licensed Systems or to safeguard the information in or the operation of the Licensed System or any Component System in any manner from unauthorized users (“Security Codes”), and (iii) prevent unauthorized access to and protect electronically stored, processed or transmitted information. Such policies and procedures shall be at least equal to best practices in the financial technology industry and any higher standard agreed upon by the Company and BNYM.

(c)                    Unless Company obtains prior written permission from BNYM, Company shall permit only Authorized Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The Security Codes shall constitute Confidential Information of both Company and BNYM under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than Authorized Persons. Company shall notify BNYM immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that Authorized

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Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached. BNYM shall not be responsible or liable for any unauthorized use of valid Security Codes assigned to Authorized Persons or Permitted Users.

(d)                    Company shall verify and confirm all information entered on the Licensed System and shall notify BNYM of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e)                    Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNYM without BNYM’s prior express written approval.

2.7	Company Resources.

(a)                    Company will be solely responsible, at Company’s expense, for procuring, maintaining, and supporting all third-party software other than Third Party Products and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company’s sites (“Company System”) required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNYM from time to time. BNYM will provide Company with specifications for Company System, including any requirements relating to the connection and operation of the Company System with the Licensed System and Third Party Products. Company shall conform its operating system environment to the operating system requirements provided by BNYM for the Licensed System. Company will support and maintain the Company System as necessary to ensure its operation does not impact the Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

(b)                    Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the Licensed System, and (d) begin using the Licensed System on a timely basis. BNYM shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section 2.7.

2.8                   Company Telecommunications and Data Transmissions. Company will be solely responsible for complying at all times with telecommunications requirements designated by BNYM for use of the Licensed System. Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNYM.

2.9                   Notices Of Material Increase In Use. Company shall give advance written notice to BNYM whenever Company intends to increase its scope of use of the Licensed System in any material respect. Upon receipt of such notice, Company and BNYM shall mutually agree in writing on any required changes to the Company’s scope of use for the Licensed System and, if applicable, the corresponding fees with respect to such increased scope.

2.10               Certifications and Confirmation of Use. Company shall promptly complete and return to BNYM any certifications which BNYM in its reasonable discretion may from time to time send to Company, certifying that Company is using the Licensed System in material compliance with the terms and conditions set forth in this Agreement. No more than annually during the term of this Agreement, BNYM may, upon written request to Company, request reasonable written documentation from Company regarding its compliance with the scope of use to the Licensed System. For the avoidance of doubt, Company shall be under no obligation to create or compile information that is not readily available in the ordinary course of its business or to execute any scripts or other programming on its systems. The foregoing shall not be construed as granting BNYM or any third party any right to enter Company facilities or access Company systems.

2.11               Taxes. The amounts payable by Company to BNYM in consideration of the performance of services by BNYM under the Agreement, including providing access to and use of the Licensed System pursuant to this Schedule C, do not include, and Company will timely pay, all federal, state and local taxes (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding any taxes imposed upon BNYM based upon BNYM’s net income, personnel, and real property.

2.12	Use Restrictions.

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(a)                    Company will not do or attempt to do, and Company will not permit any other person or entity to do or attempt to do, any of the following, directly or indirectly:

(i)	use or access or attempt to use or access any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;
(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;
(iii)	create, recreate or obtain the source code for any Proprietary Item;
(iv)	refer to or otherwise use any Proprietary Item as part of any effort to develop other software, programs, applications, interfaces or functionalities or to compete with BNYM or a Third Party Provider;
(v)	modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any Proprietary Item or part thereof with or into any other product or service not provided for in this Agreement and not authorized in writing by BNYM;
(vi)	remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;
(vii)	sell, transfer, assign or otherwise convey in any manner any ownership interest or Intellectual Property Right of BNYM, or market, license, sublicense, distribute or otherwise grant, or subcontract or delegate to any other person, including outsourcers, vendors, consultants, joint venturers and partners, any right to access or use any Proprietary Item, whether on Company’s behalf or otherwise;
(viii)	subcontract for or delegate the performance of any act or function involved in accessing or using any Proprietary Item, whether on Company’s behalf or otherwise;
(ix)	reverse engineer, re-engineer, decrypt, disassemble, decompile, decipher, reconstruct, re-orient or modify the circuit design, algorithms, logic, source code, object code or program code or any other properties, attributes, features or constituent parts of any Proprietary Item;
(x)	take any action that would challenge, contest, impair or otherwise adversely effect an ownership interest or Intellectual Property Right of BNYM (the foregoing shall not be construed as limiting in any way Company’s ability to defend itself in any dispute or litigation, including, but not limited to, challenging BNYM’s Intellectual Property Rights, nor shall the foregoing limiting Company’s ability to enforce and protect its own Intellectual Property Rights);
(xi)	use any Proprietary Item to provide remote processing, network processing, network communications, a service bureau or time sharing operation, or services similar to any of the foregoing to any person or entity, whether on a fee basis or otherwise;
(xii)	fail to use commercially reasonable efforts that allow Harmful Code into any Proprietary Item, as applicable, or into any interface or other software or program provided by it to BNYM, through Company’s systems or personnel or Company’s use of the Licensed Services or Company’s activities in connection with this Agreement; or
(xiii)	engage in, or attempt to engage in, vulnerability assessments or penetration testing of the BNYM System of any nature, “ethical hacking”, “white hat hacking” or similar hacking of the BNYM System of any nature, or any other process or procedure intended to identify or exploit flaws, vulnerabilities or weaknesses in the BNYM System, or otherwise engage in or attempt to engage in any activity to use, access or test or expose the BNYM System other than access and use authorized by BNYM in accordance with security measures and access methods approved by BNYM.

(b)                    Company shall, promptly after becoming aware of such, notify BNYM of any facts, circumstances or events regarding its or a Permitted User’s use of the Licensed System that are reasonably likely to constitute or result in a breach of this Section 2.12, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events. The foregoing, however, shall not be construed as requiring Company to institute any litigation or become a party to any litigation.

2.13               Restricted Party Status. Company warrants at all times that it is not a “Restricted Party”, which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S. Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii) engaged in

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activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing. If Company becomes a Restricted Party during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and Company shall have no further rights to use the Licensed System.

2.14                Mitigation Measures. Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNYM does not agree in advance to reimburse) to mitigate losses or potential losses to BNYM, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company’s business.

2.15               Company Dependencies. To the extent an obligation of BNYM under this Schedule C is dependent and contingent upon Company’s or Permitted User’s performance of an action or refraining from performing an action that has been specified or described in this Schedule C or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the user’s industry (“Company Dependency”), BNYM shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, a failure to properly perform or a delay in properly performing a Company Dependency and BNYM’s obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent the performance of the related Company Dependency is not properly performed or is delayed .

2.16               Software Modifications. Company may request that BNYM, at Company’s expense, develop modifications to the software constituting a part of the Licensed System that BNYM generally makes available to customers for modification (“Software”) that are required to adapt the Software for Company’s unique business requirements. Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNYM in accordance with the applicable, commercially reasonable procedures maintained by BNYM at the time of the request. Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNYM to estimate, design and develop such modifications to the Software. BNYM shall have no obligation to develop modifications to the Licensed System requested by Company, but may in its discretion agree to develop requested modifications which it, in its sole discretion, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided Company agrees, in its sole discretion, at such time in writing to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification. BNYM shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNYM’s reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification as determined by BNYM in its sole judgment (“Customization Order”) and Company’s agreement to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification (“Customization Fee Agreement”). All modifications developed and incorporated into the Licensed System pursuant to a Customization Order are referred to herein as “Company Modifications”. BNYM may make Company Modifications available to all users of the Licensed System, including BNYM, at any time after implementation of the particular Company Modification and any entitlement of Company to reimbursement on account of such action must be contained in the Customization Fee Agreement. Any use of the Company Modifications for the benefit of any other BNYM user of the Licensed System shall be at BNYM’s sole risk and liability. Notwithstanding any provision to the contrary herein, Company shall have no liability for such use.

2.17               Export of Software. The Company and Permitted Users are without exception prohibited from (i) accessing or using the BNYM System outside the United States, or (ii) exporting, transmitting, transferring or shipping any Proprietary Item to a country or jurisdiction outside the United States. No provision of the Agreement shall be interpreted to require BNYM to permit access or use outside the United States or to export any Proprietary Item to a country or jurisdiction outside the United States. The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority and the Company may not transfer a Proprietary Item in violation of any such restrictions and regulations.

2.18               Permitted Users Contemplated By Documentation. Notwithstanding any other provision of the Agreement, to the extent Documentation applicable to a particular Component System contemplates that Company Data will be transmitted or transferred to a Permitted User outside the BNYM System, that Company Data will be made available within the BNYM System for retrieval by a Permitted User for use outside the BNYM System, that the Company Data

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will be provided or made available to Permitted Users within the BNYM System for use by the Permitted User within the BNYM System or within a system of the Permitted User, or that the Company may authorize Permitted Users to access and use Company Data contained within the Licensed System in any other manner:

(i)	The Company hereby grants to BNYM a worldwide, royalty-free, terminable at-will, non-exclusive right and license to display the Company Data through any BNYM Web Application contemplated by the Documentation for the applicable Component System and hereby authorizes and directs BNYM, as appropriate, to transmit, transfer, make available and provide the Company Data to Permitted Users, as contemplated by the Documentation applicable to the particular Component System, including without limitation through the Internet via a BNYM Web Application or other communication link or method or access site or method designated by BNYM for use of the particular Component System;

(ii)	The Company hereby authorizes and directs BNYM, (A) to permit Permitted Users to view and use Company Data within the Licensed System as contemplated by applicable Documentation, (B) to act on behalf of a shareholder in any way contemplated by applicable Documentation and authorized by the Company in accordance with applicable Documentation, including to effect purchases, sales, redemptions, distributions, exchanges, transfers and other activities and to change the status, data or information involving a shareholder account or assets in a shareholder account, and (C) to the extent contemplated by applicable Documentation, to permit Permitted Users to download and store, copy in on-line and off-line form, reformat, perform calculations with, and distribute, publish, transmit, and display the Company Data in the systems of the Permitted User and to and through any relevant BNYM Web Application;

(iii)	The Company shall have sole responsibility for imposing any desired use restrictions on Permitted Users to the extent use restrictions are contemplated by the applicable Documentation and BNYM shall cooperate in a commercially reasonable manner in imposing such use restrictions to the extent the applicable Documentation contemplates a role for BNYM in imposing such use restrictions;

(iv)	The Company acknowledges and agrees that it alone is responsible for entering into agreements with Permitted Users governing the terms and conditions, as between the Company and the Permitted User, of the Permitted User’s use of the Company Data; the Company releases BNYM from any and all responsibility and duty for obtaining any such agreements, including agreements relating to confidentiality and privacy of the data and information, and for any monitoring, supervision or inspection of Permitted Users of any nature; the Company releases BNYM from any Loss the Company may incur, and will indemnify and defend BNYM for all Loss it may incur, arising or resulting from or in connection with Company Data after BNYM, as appropriate, transmits, transfers, makes available or provides the Company Data to the Permitted User in accordance with applicable Documentation, whether through a BNYM Web Application or otherwise;

(v)	The Company shall be responsible and liable to BNYM for the acts and omissions of Permitted Users while accessing and using a Component System pursuant to authorization from the Company and shall indemnify and defend BNYM for all Loss arising from or related to acts or omissions by a Permitted User that would constitute a breach of this Agreement if committed by the Company, that constitute reckless or intentional misconduct or that constitute a breach of a duty of the Permitted User imposed by this Schedule C; and

(vi)	BNYM may immediately terminate access to and use of the Licensed System by a Permitted User if BNYM reasonably believes conduct of the Permitted User would constitute a breach of this Agreement if committed by the Company, constitutes reckless or intentional misconduct, or constitutes a breach of a duty of the Permitted User imposed by this Schedule C, applicable Documentation or applicable Terms of Use.

2.19               Communications with Third Parties regarding Component System Services. The Company shall be solely responsible for communicating with third parties to the extent such is reasonably required for services to be provided in accordance with the Documentation for the particular Component System.

2.20               Compliance with Terms Of Use. The Company’s and, to the extent applicable in connection with a particular Component System, each Permitted User’s use of a Component System, a BNYM Web Application and any other access site or access method to a particular Component System shall be conducted in material compliance with applicable Terms of Use. In addition, Permitted Users shall be required to comply with requirements set forth in

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applicable Documentation, including requirements relating to Security Codes, as a condition to use of particular Component Systems.

2.21                Third Party Providers To The Company. The Company shall have sole responsibility to maintain through itself or its agents all agreements with third party providers that may be appropriate for use of a Component System and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNYM.

2.22               Fees. The Company shall be obligated to pay to BNYM such fees and charges for access and use of any part of the Licensed System as may be set forth in the Fee Agreement and such fees and charges shall be paid in accordance with any applicable provisions set forth in the Main Agreement.

SECTION 3.                      PROVISIONS REGARDING BNYM

3.1                   Right to Modify. BNYM may alter, modify or change the Licensed System or any component, code, language, function, format, design, architecture, security measure or other element of whatsoever nature of the Licensed System and implement such alterations, modifications and changes into the Documentation and/or the Licensed System as Updates or Upgrades applicable to Company’s continued use of the Licensed System after such implementation; provided, however, at no time shall this section be interpreted in such a manner as to allow BNYM by such alterations, modifications or changes to alter the License granted by Section 2.1 or modify any other service obligation of BNYM under this Agreement. If any modification would materially impair Company’s enjoyment of the Main Agreement, Company may terminate the Main Agreement on written notice to BNYM, without payment of the Early Termination Exercise Price or any fee or penalty.

3.2                   Training and Product Assistance. BNYM agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company’s personnel at BNYM’s facilities or at Company’s facilities in connection with access to and use of the Licensed System and subsequent Updates, as reasonably requested by Company, at BNYM ’s then-current charges and rates for such services. All reasonable travel and out-of-pocket expenses incurred by BNYM personnel in connection with and during such training or Product Assistance shall be borne by Company upon pre-approval in writing.

3.3                   Monitoring. BNYM is not responsible for Company’s or Permitted User’s use of the Licensed System but shall have the right to monitor such use on BNYM’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4                   BNYM Failure to Receive Data. BNYM shall not be liable for data or information which the Company, a Permitted User or an agent of either transmits or attempts to transmit to BNYM in connection with its use of a Component System and which is not received by BNYM or for any failure of a Component System to perform a function in connection with any such data or information. BNYM shall not be obligated to ascertain the accuracy, actual receipt by it or successful transmission to it of any data or information in connection with the Company’s or a Permitted User’s use of a Component System or to confirm the performance of any function by a Component System based on the transmission of instructions, data or information to BNYM in connection with such use by the Company or a Permitted User. Sole responsibility for the foregoing shall rest with the party initiating the transmission.

3.5                   ACH Activity. To the extent contemplated by the Documentation, and to the extent authorized by the Company and agreed to by BNYM in its sole discretion, BNYM will accept bank account information over the Internet or other communication channel from Permitted Users and take such other actions as may be appropriate to facilitate movement of money to and from shareholder accounts through the Automated Clearing House (“ACH”). The Company shall be solely responsible for all market risk (gain/loss liability) associated with transactions utilizing the ACH process.

SECTION 4.                       OWNERSHIP AND OTHER RIGHTS

4.1                   BNYM Ownership.

(a)                    BNYM and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to (i) the BNYM System and the Proprietary Items,

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regardless of any participation, contributions, collaboration or other participation of the Company in or to the foregoing, and including any part of the foregoing that may be created by or on behalf of, at the direction of or pursuant to business requirements and other specifications provided by the Company, such as, but not limited to, Company Modifications, and (ii) all data and information in the BNYM System that is not Company Data. For purposes of clarification: the BNYM System and any modifications to the BNYM System or a Proprietary Item, whether or not ordered or paid for by the Company as a customization, are not intended to be and are not a “works made for hire” under Section 101 of the Copyright Act or under any other applicable law, remain proprietary to and the exclusive property of BNYM.

(b)                    In the event a Company Web Application contains a Proprietary Item or other intellectual property of BNYM, including, but not limited to, rights in copyrighted works, trademarks and trade dress, BNYM shall retain all rights in such Proprietary Item or other intellectual property. To the extent a Proprietary Item or other intellectual property of BNYM is duplicated within a Company Web Application to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of a BNYM Web Application or other component of the BNYM System, BNYM grants to the Company a limited, non-exclusive, non-transferable (except as permitted herein or in the Main Agreement) right to use such Proprietary Item or other intellectual property for the duration of its authorized use of the applicable Component System. The right granted by the foregoing sentence is limited to the intellectual property needed to replicate the appearance of the particular BNYM Web Application or other component of the BNYM System and does not extend to any other Proprietary Item or other intellectual property owned by BNYM. Company shall immediately cease using such Proprietary Item or other intellectual property immediately upon termination of the Licensed Rights governing the relevant Component System.

(c)                    This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement. Upon BNYM’s request, the Company shall promptly inform BNYM in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement. Nothing contained in this Agreement, no disclosure of BNYM Confidential Information and no use of Proprietary Items hereunder shall be construed as granting to or conferring on Company any rights, by license or otherwise, for any invention, discovery or improvement made, conceived, or acquired by BNYM prior to or after the date hereof. No patent application that may hereafter be made, and no claim to any trade secret or other protection, shall be prejudiced by any disclosure of Confidential Information or use of Proprietary Items hereunder. Any sale, assignment or transfer of any nature or in any manner, or any attempt to do such, by Company or any party through Company of any ownership interest or Intellectual Property Right of BNYM in the Proprietary Items shall be void. Any subcontracting or delegation of any right to access or use a Proprietary Item and any subcontracting for or delegation of the performance of any activities or functions involved in accessing or using a Proprietary Item shall be void and unenforceable against BNYM.

4.2                   Company Ownership. Company will own its respective right, title, and interest, including Intellectual Property Rights, in and to the Company Data. Company hereby grants BNYM a limited, nonexclusive, terminable at- will, nontransferable license to access and use the Company Data, and consents to BNYM’s permitting access to, transferring and transmitting Company Data, all as appropriate to Company’s use of the Licensed Rights or as contemplated by the Documentation. Apart from the foregoing limited license and the license granted in Section 4.3, Company grants no other rights or licenses, express or implied, in or to its Intellectual Property Rights.

4.3                   Mutual Retention of Certain Rights. Each party acknowledges and agrees that, other than the Licensed Rights provided for by Section 2.1 of this Schedule C or the limited licenses in Section 4.2 and in this Section, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property. Any software, interfaces or other programs a party provides to the other party hereunder (i) shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose it was provided and in accordance with the provisions of this Agreement, and (ii) shall not be used by such party or any affiliate for any other purpose or to connect to or with any other person. To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable right to use such Intellectual Property Rights for a period of time no longer than that reasonably necessary for the communication and a party shall immediately cease using such Intellectual Property Rights immediately upon termination of the Licensed Rights governing the relevant Component System.

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4.4                   Use of Hyperlinks. To the extent use of hyperlinks is contemplated by the Documentation for a particular Component System: The Company hereby grants to BNYM a royalty-free, nonexclusive, nontransferable and revocable right to use the Company’s hyperlink in connection with the relevant Licensed Services; BNYM hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right to use BNYM ’s hyperlink in connection with providing the relevant Licensed Services; each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks; and a party shall immediately cease using another party’s hyperlink immediately upon termination of the Licensed Rights governing the relevant Component System.

4.5                   Use of Marks. To the extent one party’s Marks must be utilized by the other party in connection with the operation of a particular Component System or the Licensed Services related to the particular Component System: the Company hereby grants to BNYM a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System; BNYM hereby grants to the Company a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System; all use of Marks shall be subject to the granting party’s prior written consent and in accordance with the granting party’s policies regarding the advertising and usage of its Marks as established from time to time; subject to the foregoing restrictions, the Company hereby grants BNYM the right pursuant to the foregoing license to display the Company’s Mark’s on applicable BNYM Web Applications and in any pre-approved advertising and marketing materials related to the BNYM Web Application and the Licensed Services provided by the relevant Component System; each party shall retain all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the limited right granted in this Section 4.5; use of the Marks hereunder by the grantee pursuant to this limited right shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof; each party shall exercise reasonable efforts within commercially reasonable limits, to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided to it by the other party in writing from time to time, and all “point and click” features relating to Authorized Persons’ acknowledgment and acceptance of such disclaimers and notifications; and a party shall immediately cease using another party’s Marks immediately upon termination of the Licensed Rights governing the relevant Component System.

SECTION 5.                       REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1                   Right to Grant Rights; No Infringement; BNYM Indemnification.

(a)                    BNYM warrants to Company that BNYM has the full legal right to grant Company the right to use the Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNYM’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person. BNYM shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty or any claim that Company’s permitted use of the Licensed System infringes the United States patent or copyright or any trade secret or other proprietary right of any person. Company shall give written notice to BNYM within ten (10) days (provided that later notice shall relieve BNYM of its liability and obligations under this Section 5.1 only to the extent that BNYM is prejudiced by such later notice) after any applicable infringement claim is initiated against Company and allow BNYM to have sole control of the defense or settlement of the claim. BNYM shall not enter into any stipulated judgement or settlement that purports to bind Company without Company’s prior written consent, which shall not be unreasonably withheld. The remedies provided in this Section 5.1 (other than Company’s right, where provided for, to terminate this Schedule C and the Main Agreement, without payment of Early Termination Fee or other penalty) are the sole remedies for a breach of the warranty contained in this Section 5.1. If any applicable claim is initiated, or in BNYM’s sole opinion is likely to be initiated, then BNYM shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

(iii)	if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights with respect to the infringing part of the Licensed

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System and refund any fees paid by the Company with respect to future periods affected by such limitation or termination.

BNYM shall provide one of the foregoing remedies within sixty (60) days’ of notice of the claim.

(b)                    Neither BNYM nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to

(i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule C or Company’s breach of this Schedule C; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNYM or made by BNYM at the request or direction of the Company, (iii) BNYM’s compliance with the instructions or requests of Company relating to a Proprietary Item; (iv) any combination of a Proprietary Item with any item, service, process or data not provided by BNYM, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNYM or the use of open source software, (vii) Company’s failure to license and maintain copies of any third-party software required to operate the any BNYM Software, (viii) Company’s failure to operate the BNYM Software in accordance with the Documentation, or (ix) Data Faults. (collectively, “Excluded Events”). Company will indemnify and hold harmless BNYM and Third Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events, subject to the remainder of this Section 5.1(b). With respect to third party claims: (i) BNYM shall have sole control of the defense or settlement of the claim but shall not enter into any stipulated judgement or settlement that purports to bind Company without the Company’s prior written consent, which shall not be unreasonably withheld; (ii) BNYM shall give the Company written notice within ten (10) days of receiving the claim in writing (provided that later notice shall relieve Company of its liability and obligations under this Section 5.1 only to the extent that Company is prejudiced by such later notice); and (iii) subject to clause (i), Company shall be entitled to participate at its expense in the defense with counsel of its choosing.

5.2	BNYM Warranties. BNYM warrants that:

(i)	except for Direct Third Party Products, with respect to which no warranty is made, and subject to the last sentence of Section 2.3, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause (i) BNYM shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty; and

(ii)	BNYM owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary for and related to the provision of the Licensed Rights and to grant the right granted under Section 2.1.

5.3                   Warranty Disclaimer. THE LICENSED SYSTEM AND ALL RELATED SERVICES ARE MADE AVAILABLE TO COMPANY ON AN “AS IS”, “AS AVAILABLE” BASIS. UNLESS A SPECIFIC WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE C, NO WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE C, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT, DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR PURPOSE.

5.4                   Limitation of Warranties. The warranties made by BNYM in this Schedule C, and the obligations of BNYM under this Schedule C, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6         OTHER PROVISIONS

6.1                   Scope of Services. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase. BNYM shall not be obligated to develop or implement Upgrades, but to the extent it elects to do so Section 3.1 shall apply.

6.2                   Additional Provision Regarding Governing Law. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law

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based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

6.3                   Third Party Providers. Except for those terms and conditions that specifically apply to Third Party Providers, under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Except as may be provided in Third Party Agreements, Company shall have no rights or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.4                   Termination of Components Systems. In the event of a material breach of this Schedule C by BNYM with respect to the operation of a particular Component System, Company’s sole and exclusive termination remedy shall be to terminate the Licensed Rights granted by this Schedule C to the particular Component System with respect to which the material breach occurred by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement or the Licensed Rights with respect to any other Component System unless use of the other Component Systems are materially impaired by such termination. For purposes of clarification: The foregoing sentence is not intended to restrict, modify or abrogate any remedy available to a Company under another provision of the Agreement for a breach of Schedule C by BNYM other than the termination remedy.

6.5                   Assignment. Company may not, and shall not under any circumstances, assign, license, sublicense, grant rights to use or otherwise transfer any Licensed Rights or any right in or part thereof or any obligation under this Schedule C, and any such assignment or transfer or attempted assignment or transfer shall be void; provided, however, this Section 6.5 shall not in any manner limit or restrict any ability of Company to assign the Agreement in accordance with Section 17 of the Main Agreement.

6.6                   Return of Proprietary Items. Upon a termination of this Agreement or a termination of the right to use the Licensed System or a right to use a particular Component System, Company shall immediately cease attempts to access and use the relevant Component Systems and related Proprietary Items, and Company shall promptly return to BNYM or destroy all copies of the relevant Documentation and any other related Proprietary Items then in Company’s possession. Notwithstanding the foregoing, Company shall not be required to return or destroy copies of the Proprietary Items and Documentation from its backup media and servers, where doing so would require development and implementation of specialized software or programs. In addition, the foregoing destruction and return obligation shall be subject to any retention obligations imposed on Company by law or regulation. Company shall remain liable for any payments due to BNYM with respect to the period ending on the date of termination or any Continuation Period, as applicable, and any charges arising due to the termination. Proprietary Items and Documentation retained by Company in accordance with the foregoing shall remain subject to Company’s obligations under Section 4 (Confidentiality) of the Main Agreement.

6.7                   Conflicts. Applicable terms of the Main Agreement shall apply to this Schedule C but any conflict between a term of the Main Agreement and this Schedule C shall be resolved to the fullest extent possible in favor of the term in this Schedule C.

6.8                   Exclusivity. Within the Licensed System, Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System. For clarification: this means the Company will not use any system, subsystem, component or functionality of another service provider to perform within the BNYM System functions or services similar to those provided by the Licensed System without the prior written consent of BNYM.

6.9                   Term. The term of this Schedule C shall be the same as the term in effect for the Main Agreement. Additionally, with respect to each Component System to which the Company is given access and use, the term applicable to BNYM’s obligation to furnish the Component System and the Company’s obligation to pay the fees and charges applicable to the Component System (“Component System Obligations”) shall be the same as the term applicable to the Core Services. For clarification: this Schedule C and the Component System Obligations may be terminated only in connection with a termination of the Main Agreement in accordance with the termination

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provisions set forth in the Main Agreement, except where this Schedule specifically sets forth an additional termination right.

6.10               Confidentiality. The Proprietary Items and Company Data shall be protected pursuant to Section 4 of the Main Agreement.

6.11               Provisions Applicable Solely to IAM. In connection with any permitted access and use of IAM, the Company agrees, at its expense, to;

(a)                    Provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain a Company Web Application as contemplated by IAM Documentation, including the functionality necessary to maintain the hypertext links to IAM (“Company IAM Site”);

(b)                    Promptly provide BNYM written notice of changes in Fund policies or procedures requiring changes to the IAM settings or parameters or services (“Parameter Changes”); provided, however, this provision shall be interpreted to require BNYM to modify only adjustable settings and parameters already provided for in IAM in response to a Parameter Change and not to require BNYM to effect any Upgrade;

(c)                    Work with BNYM to develop Internet marketing materials for Permitted Users and forward a copy of appropriate marketing materials to BNYM;

(d)                    Promptly revise and update applicable prospectuses and other pertinent materials, such as user agreements, to include the appropriate consents, notices and disclosures, including disclaimers and information reasonably requested by BNYM;

(e)                    With respect to the Company IAM Site, maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by BNYM in writing from time to time, and all “point and click” features relating to acknowledgment and acceptance of such disclaimers and notifications; and

(f)                     Design and develop the Company IAM Site functionality necessary to facilitate, implement and maintain the hypertext links to IAM and the various inquiry and transaction web pages and otherwise make the Company IAM Site available to Permitted Users.

6.12	Termination and Suspension by BNYM.

(a)                    In the event of a material breach of this Schedule C by Company, BNYM may terminate the Licensed Rights in their entirety and all access to and use of the Licensed System by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement.

(b)                    In the event BNYM reasonably believes in good faith that any activity (i) of the Company or a Permitted User constitutes a breach of a provision of this Schedule C governing access to or use of the BNYM System, or (ii) any activity presents a threat to the integrity or security of the BNYM System or the information contained within it (a “Use Incident”), BNYM may without incurring any liability hereunder, temporarily suspend access to and use of the Licensed System or a Component System solely for the amount of time necessary for the investigation and resolution of the issues, and shall notify the Company as soon as practicable under the circumstances of such action and the conduct believed to be a Use Incident. BNYM shall exercise this right with diligence to minimize the impact of any such suspension. The parties agree to promptly cooperate in good faith to address such issues. The Company shall indemnify BNYM for all Loss, and to the extent applicable defend BNYM against all Loss, resulting from or arising out of or in connection with a Use Incident attributable to conduct of the Company, an Authorized Person or Permitted User.

6.13               Equitable Relief. Company agrees that BNYM may not have an adequate remedy at law in the event of a breach or threatened breach of a Use Provision by the Company and that BNYM may suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event Company breaches or threatens to breach a Use Provision, in addition to and not in lieu of any legal or other remedies BNYM may pursue hereunder or under applicable law equitable relief (including the issuance of a temporary restraining order, preliminary injunction or

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permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, BNYM’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

6.14               Survival. Sections 2.1(b), 2.12, 4.1, 4.2, 4.3, 6.10, provisions which by their nature are applicable after an agreement termination, provisions expressly stated to survive termination and any provisions appropriate to interpret such provisions or to determine the rights or obligations of the parties surviving termination of the Agreement by law, shall survive any termination of the Main Agreement, this Schedule C or the Licensed Rights.

6.15               Provisions Applicable Solely to the 22c-2 System. [Reserved.]

6.16               Internet and Mobile Applications.

(a)                    Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that to the extent the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties, each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet.

(b)                    In connection with the use of any device by the Company or a Permitted User which utilizes a wireless connection, whether to a router or other computer equipment or to a wireless telecommunications network or system, in whole or in part to access the BYNM System directly or through the Internet, BNYM shall not be responsible in any respect for the functions or malfunctions of such telecommunications network or system or wireless connection or for the loss of personal information or Security Codes or for events of identity theft occurring through such telecommunications network or system or wireless connection.

6.17.         Requirement For Written Consent or Written Release. No failure to act, no omission, no failure to respond, object or deny consent, and no other instance of an absence of action or communication (collectively, “Forbearance”) shall be construed as a consent or waiver (implied, constructive, deemed or otherwise) under this Schedule C. Any conduct (as defined in the Main Agreement) not expressly permitted by this Schedule C, notwithstanding any number of occurrences of the conduct, any number of requests to engage in the conduct, any failures of BNYM to discover the conduct and any number of related Forbearances, shall be prohibited in the absence of a written consent to the conduct or a written waiver of a relevant prohibition or restriction.

6.18          Aggregation And Other Third Party Services.

(a)                     In the event (i) BNYM facilitates connectivity with, develops or implements functionality, APIs, transmission protocols or any other technological service, product or item that permits or enables a third party acting on behalf of the Company or a Permitted User to access or use a Component System or any part of the BNYM System for any purpose (“Connected Component”), including without limitation to access, use, extract, retrieve, input or modify Company Data or other confidential, private or personal information of the Company or a Permitted Use or to conduct financial or non-financial transactions (such access and use being an “Investment Service”, and such third party being an “Investment Service Provider”), (ii) Company elects to access and use or permit Permitted Users to access and use a Connected Component, and (iii) in connection therewith the Company or a Permitted User furnishes one or more Security Codes to the Investment Service Provider:

(1)	Company acknowledges that in order to permit an Investment Service Provider to provide an Investment Service BNYM may implement or operate information security processes, procedures, features or characteristics with respect to the Connected Component that differ from the information security processes, procedures, features and characteristics it maintains for some or all of the other components of the BNYM System (“Security Differences”) and in consideration for its access and use of a Connected Component or for BNYM permitting Permitted Users to access and use a Connected System it consents to the existence of the Security Differences and agrees that the Security Differences do not constitute negligence or other Liable Conduct on the part of BNYM; and

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(2)	Company agrees that BNYM bears no liability or responsibility of any nature to Company for any Loss or other consequences arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system, and that it shall indemnify and defend BNYM in accordance with the terms of Section 12 of the Main Agreement for all Loss incurred by BNYM or its affiliates arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system.

(b)                    BNYM bears no liability or responsibility for Loss or other consequences arising from the use of a Security Code established by or for the Company or a Permitted User by any person not specifically permissioned by the Security Code to access and use the BNYM System or any of its Component Systems or from the use of such Security Code other than as specifically permissioned by the Security Code.

[Remainder of Page Intentionally Blank]

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EXHIBIT 1 TO SCHEDULE C

AdvisorCentral	A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by Company and for Company back offices to view the same data.

ACE	ACE Settlement (Automated Control Environment) - Performs automated mutual fund settlement, dividend settlement, tax withholding tracking, and gain loss settlement and produces the supersheet that contains a summary of dollar and share activities. Includes in the foregoing all estimation functions previously performed by ACE Estimate.

AHD	(Automated Help Desk) - a Web based help desk application used to log and track transactional issues.

AOS	AOS (Advanced Output Solutions) Digital Reports - Provides access to and the ability to print certain print/mail output generated by the Document Solutions system in connection with services provided to customers of clients, such as customer statements, customer confirmations and customer tax forms.

CMS*	(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors. The principal subsystems are Correspondence, Customer Relationship Manager (automates call center activities), Image and Operational Desktop and includes E-Forms.

DAZL	(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS	(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the Company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

IFM System	(Intermediary Fee Management System) - application that facilitates the management, processing and payment of amounts owed by Funds to financial intermediaries as distribution expenses.

FPT	(Fund Pricing Transmission) (formerly known as PRAT) - application that receives fund price and rate information from fund accounting agents on a nightly basis, edits and performs quality control checks on the information, then uploads the prices and rates to the mainframe recordkeeping system, allows the user the ability to view, enter, upload, download, and print price/rate information.

FSR	(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting. FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access. Also includes a functionality that temporarily stores systems-generated reports electronically before being transferred to COLD.

IAM	(Internet Account Management, also known as NextGen) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes and includes an administrator site. Optional security enhancements may be offered through this site.

NSCC*	(National Securities Clearing Corporation) - application allowing web-based utility at user’s desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC

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Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

Mobius	Document management system that provides for the storage and retrieval of reports generated on a mainframe. Mobius replaced COLD.

OOM	(Online Output Management) - functionality permitting user to view within the Document Solutions processing system (performs print mail and tax form production and fulfillment services) the location of a specific output, such as a confirmation or statement, in the Document Solutions work flow.

TLM Centralized,	automated, reconciliation platform and governance structure supporting reconciliation as an enterprise-wide business service which has the ability to reconcile cash, asset positions and transactions, real-time trade confirmations, and market value. TLM replaced RECONPlus.

TRS	(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

22c-2 System	The data warehousing, analytic and administrative applications together with the related software, interfaces, functionalities, databases and other components provided by BNYM to assist fund sponsors and their principal underwriters in satisfying requirements imposed by Rule 22c-2.

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*	For clarification: Company or a Permitted User may be given a right to access and use one or more separable components of this system rather than the entire system and any right to access and use one of more of such separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of other system components.

[End to Exhibit 1 to Schedule C]

[End to Schedule C]

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Schedule D

Authorized Persons (All Funds)

Each of the following individuals is an “Authorized Person” of the “Fund”, as those terms are defined and used in the Transfer Agency And Shareholder Services Agreement, dated as of November 12, 2020, by and between BNY Mellon Investment Servicing (US) Inc. and each Investment Company and each Portfolio of each Investment Company listed on Schedule B to such Agreement.

Name:

Name:

Name:

Name:

Name:

Name:

Name:

Name:

Terms not specifically defined in this Schedule D shall have the meaning ascribed elsewhere in the Agreement.

BNYM may at all times rely on the most recently dated Schedule D. For clarification: this means that BNYM will at all times and under all circumstances rely on and use a properly completed Schedule D until it is replaced by a properly completed Schedule D bearing a later date. A Schedule D will take effect on the date signed by BNYM.

For clarification: BNYM is not obligated to verify signatures nor issue nor require any security IDs, passwords or other security codes in connection with its interaction with Authorized Persons in such capacity.

On Behalf of each Investment Company and each Portfolio of each Investment Company listed on Schedule B to the Agreement, each in its individual and separate capacity:			Acknowledged and accepted:
BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Rick Wurster	By:	/s/ Irene Speridakos

Name:	Rick Wurster	Name:	Irene Speridakos

Title:	EVP, Schwab Asset Management Solutions	Title:	Managing Director, BNY Mellon Asset Servicing

Date:	11/23/2020 3:05 PM PST	Date:	11/25/2020 10:49 AM PST

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SCHEDULE E

INFORMATION SECURITY REQUIREMENTS

I.                Information Security Program Overview

A.              During the Term of the Agreement, BNYM will implement and maintain an information security program (“ISP”) with written policies and procedures reasonably designed to protect the confidentiality and integrity of the Fund’s Confidential Information provided to BNYM in accordance with this Agreement and when in BNYM’s possession or under BNYM’s control (“Customer Data” ). The ISP will include administrative, technical and physical safeguards, appropriate to the type of Customer Data concerned, reasonably designed to: (i) maintain the integrity, confidentiality and availability of Customer Data; (ii) protect against anticipated threats or hazards to the security or integrity of Customer Data; (iii) protect against unauthorized access to or use of Customer Data that could result in substantial harm or inconvenience to the Fund or its clients, and (iv) provide for secure disposal of Customer Data.

B.              BNYM’s program is dynamic and may be modified to address technological changes or changes in the threat landscape, BNYM’s business activities or other factors. BNYM reserves the right to modify the ISP at any time, provided that BNYM shall not diminish the overall level of protection this rider is intended to provide.

II.	Security Incident Response and Notice

A.              BNYM will maintain a documented incident management process designed to ensure timely detection of security events and response thereto.

B.              In the event of a declared Security Incident, BNYM will (i) promptly notify the Fund, (ii) provide updates to the Fund regarding BNYM’s response and (iii) use reasonable efforts to implement measures designed to prevent a reoccurrence of Security Incidents of a similar nature.

C.              “Security Incident” means any known loss or unauthorized access, disclosure, use, alteration or destruction of Customer Data.

III.	Governance.

A.              BNYM shall, no more than once in a 12 month period, (i) and upon request, provide a copy of its most recent SSAE-18 or equivalent external audit report to the Fund, which the Fund may disclose solely to its internal or external auditors that are subject to written confidentiality obligations to use reasonable care to safeguard the report and not to disclose the report to any third party or use the report for any purpose other than evaluating BNYM’s security controls; (ii) engage a third party provider to perform penetration testing of the BNYM systems used to provide the Services and provide the Fund confirmation of such testing, upon request and (iii) participate in the Fund’s reasonable information security due diligence questionnaire process, upon request.

B.              (1)      BNYM shall also, no more than once in any 12 month period and upon request, on a mutually agreed date during business hours and subject to BNYM’s facility security policies and availability of personnel:

(i)	meet with the Fund subject matter experts in a BNYM clean room to review information security policies, procedures and similar related information; provided that no documentation may be copied, disclosed to any third party, or transmitted or removed from BNYM premises except as mutually agreed in writing; and

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(ii)	permit access to a BNYM data center used to process Customer Data and provide the Services by no more than three Fund representatives, including employees of a regulatory or supervisory authority of the Fund that is also a regulatory or supervisory authority of BNYM, for a maximum of 3 hours in order to conduct a visual inspection of the environment and its controls.

(2)       Notwithstanding any provision in the Agreement to the contrary, the Fund shall not disclose any verbal or written information obtained during the foregoing meetings described in above subsections (i)-(ii) to any third party or use it for any purpose other than evaluating BNYM’s security controls, without BNYM’s prior written consent. The Fund shall reimburse BNYM for any costs and expenses reasonably incurred in connection with the Fund’s review (including that of the regulatory or supervisory authority personnel) of BNYM’s security controls and data center.

C.             BNYM agrees to consider all reasonable recommendations that result from the reviews and visual inspections conducted pursuant to Section III.B. above within reasonable timeframes, including any deprecation of previously assessed controls or controls needed for compliance with this Agreement or current financial services industry standards, regulatory requirements, or law, and in particular agrees to consider reasonable recommendations to remediate, mitigate or compensate with technology resources for high and critical findings identified by the Fund as a result of such a review and/or visual inspection. BNYM reserves the right to disagree that a finding cited by the Fund is high or critical. BNYM will remediate all high and critical vulnerabilities in accordance with its information security policies and procedures. If in applying such policies and procedures BNYM does not perform a reasonable recommendation of the Fund to remediate, mitigate or compensate with technology resources a high or critical finding of the Fund within a reasonable timeframe, senior management of the parties will meet to discuss the findings and BNYM’s response. Should senior management of the parties be unable to reach agreement regarding the remediation of such high and critical findings, the matter shall be submitted to a dispute resolution process mutually agreeable to the parties and if the result of the dispute resolution process is a conclusion that the Fund’s finding is a high or critical finding and BNYM does not agree to remediate within a reasonable period, the Funds acting collectively may immediately terminate the Agreement.

IV.	Network and Communications Security

A.              Asset Management. BNYM will maintain an inventory of its system components, hardware and software used to provide the Services, and will review and update such inventory in accordance with the ISP.

B.              Change Management. BNYM shall require that changes to its network or software used to provide the Services are tested and applied pursuant to a documented change management process.

Security Monitoring. BNYM will monitor cyber threat intelligence feeds daily. BNYM will deploy Denial of Service (DoS) and Distributed DoS solutions.

C.              Network Segmentation. BNYM’s infrastructure utilizes a multi-tier architecture, including a DMZ, to isolate the internal infrastructure from external networks. Traffic from external sources will traverse firewalls and pass through multiple layers of malware protection prior to processing. BNYM’s production environment used to provide the Services will be segregated from pre-production regions and BNYM’s internal segment.

D.              Vulnerability Management. BNYM will maintain a documented process to identify and remediate security vulnerabilities affecting its systems used to provide the Services. BNYM will classify security vulnerabilities using industry recognized standards and conduct continuous monitoring and testing of its

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networks, hardware and software including regular penetration testing and ethical hack assessments. BNYM will remediate identified security vulnerabilities in accordance with its process.

Malicious Code. BNYM will deploy industry standard malicious code protection and identification tools across its systems and software used to provide the Services.

E.              Communications. BNYM will protect electronic communications used in the provision of Services, including instant messaging and email services, using industry standard processes and technical controls and in accordance with the ISP.

V.              Application Security. The ISP will require that in-house application development be governed by a documented secure software development life cycle methodology, which will include deployment rules for new applications and changes to existing applications in live production environments.

VI.            Logging. The ISP will require the maintenance of network and application logs as part of BNYM’s security information and event management processes. Logs are retained in accordance with law applicable to BNYM’s provision of the Services as well as BNYM’s applicable policies. BNYM uses various tools in conjunction with such logs, which may include behavioral analytics, security monitoring case management, network traffic monitoring and analysis, IP address management and full packet capture.

VI.            Data Security

A.              Identity Access Management. BNYM will implement reasonable and industry recognized user access rules for users accessing Customer Data based on the need to know and the principle of least privilege, and including user ID and password requirements, session timeout and re-authentication requirements, unsuccessful login attempt limits, privileged access limits and multifactor authentication or equivalent safeguard where risk factors indicate that single factor authentication is inadequate.

B.              Data Segregation. The ISP will require that (i) Customer Data is stored in either physically or logically segregated databases from other BNYM data and (ii) different databases are maintained for development, testing, staging and production environments used in the provision of Services.

C.              Encryption. BNYM will (i) encrypt Customer Data in transit to an external network using transport layer security or other encryption method and (ii) protect Customer Data at rest, in each case as BNYM determines to be appropriate in accordance with the ISP and law applicable to BNYM’s provision of the Services.

D.              Remote Access. The ISP will restrict remote access to BNYM systems to authorized users using multifactor authentication or equivalent safeguard, and will require such access to be logged.

Devices. BNYM will restrict the transfer of Customer Data from its network to mass storage devices. BNYM will use a mobile device management system or equivalent tool when mobile computing is used to provide the Services. Applications on such authenticated devices will be housed within an encrypted container and BNYM will maintain the ability to remote wipe the contents of the container.

E.              Data Leakage Prevention (“DLP”). BNYM will deploy DLP tools reasonably designed to help detect and prevent unauthorized transfers of Customer Data outside BNYM’s network.

Disposal. BNYM will maintain chain of custody procedures and require that any Customer Data requiring disposal be rendered inaccessible, cleaned or scrubbed from such hardware and/or media using industry recognized methods.

VII.         Personnel. BNYM will undertake background checks during the recruitment process of personnel involved in the provision of the Services, subject to applicable laws, and require its personnel involved in the provision of Services to undertake annual training on the aspects of the ISP applicable to the

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personnel’s job function.

VIII.       Physical Security. BNYM will deploy perimeter security such as barrier access controls around its facilities processing or storing Customer Data. The ISP will include (i) procedures for validating visitor identity and authorization to enter the premises, which may include identification checks, issuance of identification badges and recording of entry purpose of visit and (ii) physical security policies for personnel, such as a “clean desk” policy. In accordance with its ISP and applicable law, BNYM will install closed circuit television (“CCTV”) systems and CCTV recording systems to monitor and record access to controlled areas, such as data centers and server rooms.

IX.           Subcontracting. BNYM will implement a third party governance program designed to provide oversight over unaffiliated third parties used to provide the Services.

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SCHEDULE F

DISASTER RECOVERY AND BUSINESS CONTINUITY REQUIREMENTS

(a)             BNYM shall maintain or arrange with third parties for back-up facilities (“Back-Up Facilities”) to the primary operations and data centers used by BNYM to provide the services (“Primary Facilities”). The Back-Up Facilities will be capable of providing the material services in the event an incident to the Primary Facilities significantly interrupts the delivery of a material service from that facility. BNYM shall maintain (i) a written disaster recovery plan providing for continued operation of critical components of the BNYM System in the event of an significant interruption in the performance or use of the BNYM System, and (ii) a written business continuity plan providing for the continued provision of critical services pursuant Section 3 of this Agreement in the event of a significant disruption to such services, which such plans shall provide, where appropriate to the particular plan, for BNYM (a) to maintain the Backup Facilities, (b) perform periodic disaster recovery and business continuity testing, and (c) maintain disaster recovery and business continuity capabilities and procedures that are commercially reasonable for a financial institution. In the event of equipment failures or service disruptions, BNYM shall implement the disaster recovery plan or business continuity plan, or both, in accordance with their terms, including using the Back-Up Facilities where appropriate.

(b)             BNYM shall use commercially reasonable efforts to comply with the following data loss and recovery time objective requirements:

(i)              The Recovery Time Objective of two (2) hours, where “Recovery Time Objective” means the period of time following an incident within which critical services must be resumed;

(ii)            The Recovery Point Objective of five (5) minutes, where “Recovery Point Objective” means the point in time to which critical data is restored and/or BNYM’s critical systems are recovered after an outage/disruption; and

(iii)           The Recovery Capacity Objective, which means the amount of functionality required for critical systems to recover and to return critical services to the contracted standard of service that BNYM is obligated to fulfill under this Agreement.

(c)             Upon reasonable advance notice, and at a time and place designated by BNYM in its reasonable discretion, Schwab will have the ability to participate in BNYM’s business continuity and technology recovery testing on an annual basis, or BNYM shall provide Schwab with artifacts demonstrating a data center failover running live production workload from the designated backup.

(d)             Section 11(e) of the Agreement relating to Events Beyond Reasonable Control shall not relieve BNYM of its obligations under this Schedule F.